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As filed with the Securities and Exchange Commission on November 27, 2007

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDUCATION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1194700 (I.R.S. Employer Identification Number)

1700 Pennsylvania Avenue, N.W., Suite 900
Washington, DC 20006
(202) 367-1047
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter A. Kirsch
Chief Executive Officer
Education Media, Inc.
1700 Pennsylvania Avenue, N.W., Suite 900
Washington, DC 20006
(202) 367-1047
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F. McCarthy III, Esq. Valerie J. Pelton, Esq. Rick Monk, Esq. Kalbian Hagerty LLP 888 17th Street, N.W., Suite 1000 Washington, DC 20006 (202) 223-5600	Arthur S. Marcus, Esq. Kristin J. Angelino, Esq. Paula Pescaru, Esq. Gersten Savage, LLP 600 Lexington Avenue, 9th Floor New York, NY 10022 (212)752-9700

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	11,500,000	$10.00	$115,000,000	$3,530.50

Shares of Common Stock included as part of the Units (2)	11,500,000	—	—	—(3)

Warrants included as part of the Units (2)	11,500,000	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units (2)(4)	11,500,000	$7.50	$86,250,000	$2,647.87

Underwriter's Unit Purchase Option	1	$100.00	$100	0

Unit's Underlying the Underwriter's Unit Purchase Option ("Underwriter's Units") (4)	300,000	$12.50	$3,750,000	$115.12

Shares of Common Stock included as part of the Underwriter's Units (4)	300,000	—	—	—(3)

Warrants included as part of the Underwriter's Units (4)	300,000	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Underwriter's Units (4)	300,000	$7.50	$2,250,000	$69.07

Total			$207,250,100	$6,362.58

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,500,000 Units, 1,500,000 shares of Common Stock, 1,500,000 Warrants underlying such Units and 1,500,000 shares of Common Stock underlying the Warrants included in such Units, which may be issued upon exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, NOVEMBER , 2007

$100,000,000
EDUCATION MEDIA, INC.

10,000,000 Units

        Education Media, Inc. is a blank check company recently incorporated in the state of Delaware for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry or in any other industry if we are unable to find an appropriate business combination in the education industry. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate any specific acquisition target.

        This is an initial public offering of our securities. Each unit is being sold at a purchase price of $10.00 per unit and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination or                        , 2009 (one year from the date of this prospectus), provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire on                        , 2013 (five years from the date of this prospectus), or earlier upon redemption.

        Certain of our officers and directors directly control and own an aggregate of 2,500,000 shares of our common stock, and will purchase an aggregate of 3,125,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the purchase of the insider warrants (an aggregate of $3,125,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a "cashless" basis and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The holders of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. The purchasers of the insider warrants have agreed that such warrants will not be sold or transferred by them until after we have completed a business combination.

        We have granted Ferris, Baker Watts, Incorporated ("Ferris, Baker Watts"), the representative of the underwriters, a 45-day option to purchase up to 1,500,000 additional units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Ferris, Baker Watts for $100, as additional compensation, an option to purchase up to 300,000 units at a per unit price equal to 125% of the public offering price of the units offered by this prospectus($12.50 per unit). The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        There is presently no public market for our units, common stock or warrants. We have applied for listing of our units on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, we anticipate that the units will be listed under the symbol "EMA.U" on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus, unless Ferris, Baker Watts determines an earlier date is acceptable. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on the American Stock Exchange under the symbols "EMA" and "EMA.WS", respectively. If and when our securities are listed; however, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$10.00	$0.70	$9.30
Total (2)	$100,000,000.00	$7,000,000.00	$93,000,000.00

(1)
Includes the deferred non-accountable expense allowance in the amount of $3,000,000, or $0.30 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who voted against the business combination and exercised their redemption rights.

(2)
The underwriters have an option to purchase up to an additional 1,500,000 units at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus to cover over-allotments, if any. If the underwriter's exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $115,000,000; $8,050,000 and $106,950,000, respectively. The underwriters have waived their right to the deferred discounts and commissions with respect to shares held by public stockholders who exercise their conversion rights, as described in more detail herein. See the section entitled "Underwriting" on page 79 of this prospectus.

        Of the net proceeds we receive from this offering and the private placement to be made prior to the effective date of this offering to certain of our officers, directors and advisors, $98,325,000 will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes the deferred non-accountable expense allowance in the amount of $3,000,000, or $0.30 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who voted against the business combination and exercised their redemption rights.

        We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2008.

Ferris, Baker Watts
 Incorporated

The date of this prospectus is            , 2007.

i

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

        Unless otherwise stated in this prospectus:

  •
  references to "we," "us" or "our company" are to Education Media, Inc.;

  •
  references to a "business combination" are to a merger, capital stock exchange, asset acquisition or other similar business combination between us and one or more operating businesses in the education industry;

  •
  references to "existing stockholders" are to all of our stockholders before this offering;

  •
  references to "private placement" are to the sale of 3,125,000 warrants to our officers, directors and advisory board (the "Advisory Board") members at a price of $1.00 per warrant, for an aggregate purchase price of $3,125,000, in a private placement that will occur immediately prior to the closing of this offering;

  •
  references to "public stockholders" are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they acquire such shares (and solely with respect to such shares);

  •
  references to a "target business" are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination; and

  •
  the information in this prospectus assumes that (the representative of) the underwriter(s) will not exercise its over-allotment option and that no stockholder exercises its right of redemption as described elsewhere in this prospectus.

The Company

        We are a blank check company organized under the laws of the State of Delaware on October 3, 2007. We were formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry focusing on distance learning, K-12 education, post-secondary education, corporate training, education software and related businesses. If we are unable to find an appropriate business combination in the education industry, we may engage in a business combination in any other industry. As used throughout this prospectus, the term "education industry" refers broadly to the operation or management of learning facilities, the provision of educational instruction or training or the provision of education-related services, whether through traditional methods or any new media, and the application of technology to enhance the content and delivery of educational material, whether in the U.S. or a foreign country. To date, our efforts have been limited to organizational activities and activities relating to this offering. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

        We will have until                        , 2010, twenty-four months from the date of this prospectus, to consummate a business combination. Because we are a corporation organized with a finite life, if we are unable to consummate a business combination by that date, our corporate existence will cease by operation of corporate law and our Amended and Restated Certificate of Incorporation (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of that business combination, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target business or businesses will be determined by our board of directors (the "Board of Directors") based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but we will not acquire less than a controlling interest (meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

        The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of the balance in the trust account at the time of our business combination. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so.

Education Industry

        The global economy is requiring more highly skilled and better educated workers each year. The traditional not-for-profit education providers, especially in the United States ("U.S."), have been challenged in recent years because of rising costs, spending cuts by federal, state and local government and a failure to adapt to a changing market. We believe that the for-profit education sector will have many opportunities in the near future to increase its share of the $1.1 trillion education industry. The for-profit, post-secondary education market, which is the fastest growing sector in the for-profit educational industry, had a growth rate of over 20% last year and is valued at over $20 billion dollars. The for-profit providers in the primary, secondary, post-secondary, corporate training and education services sectors have utilized on-line delivery software tools and developed education curricula related to specific labor markets to attract an increasing number of students each year. The enrollment of students in on-line courses alone is projected to increase 19% this year and revenue in the for-profit post-secondary education, industry has more than doubled since 2000.

        Almost three-quarters of adults in the U.S. have not received a bachelor's degree. In a global economy which demands a more skilled workforce, especially in the U.S. which is transitioning from a manufacturing economy to a service economy, more adults are enrolling in post-secondary programs. According to the National Center for Education Statistics, Fall enrollment in the U.S. for adult learners (25 years or older), who comprise about 39% of total enrollment, is forecasted to grow from 6.8 million students in 2004 to 8.1 million students in 2015.

        The markets for facilitating software products and platforms for delivery of educational content are also expected to increase dramatically as the for-profit education industry expands and the not-for-profit sector continues to adopt the use of technology as part of their service delivery. The use of on-line delivery models by education providers, the enhancement of content through software programs and the increased efficiency of administering education facilities through the use of enterprise software systems all provide new opportunities for companies in the education industry.

        We believe that the education industry is becoming a critical factor in providing the more skilled workforce now essential to sustaining the global economy. We also believe that the growth in the for-profit segment of this industry fueled by strains on the not-for-profit sector, the need for adults to return to school, and the innovative educational methods employed by this sector will provide our Company with attractive opportunities in this industry.

Our Management

        Our management and Board of Directors have established an extensive network of relationships from which to identify and generate acquisition opportunities within the education and media industries.

        James V. Kimsey, Chairman of our Board of Directors, is the Founding Chief Executive Officer and Chairman Emeritus of AOL Online, Inc.

        Peter A. Kirsch, our Chief Executive Officer, is Chief of Staff for the Offices of James V. Kimsey.

        Daniel E. Moore, our Chief Financial Officer and Treasurer, is the Managing Partner of Longstreet Partners, LLC, a private equity and financial advisory firm.

        Ronald W. Johnston, our Senior Vice President of Corporate Development and Secretary, is a Chief Financial Officer Partner of Tatum, LLC.

        C. Richard Allen, a Company Director, is a media investment advisor and the former President and Chief Executive Officer of the Sporting News.

        J. Patrick Campbell, a Company Director, is the President and Chief Executive Officer of Grantham University, Inc.

        John S. Hendricks is an Advisor to our Board of Directors and is also the Founder and Chairman of Discovery Communications LLC.

        We believe the experience of our officers, directors and advisors in private equity and investment banking investments will be beneficial in structuring and consummating a business combination. Our executive officers, directors and advisors have built and maintained extensive networks of relationships in the education industry and related industries that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private companies, private equity and venture capital firms, investment bankers, consultants, business brokers, attorneys and accountants. For additional information, see "Management" at page 59.

        To date, none of our officers, directors or advisors has approached their contacts to identify potential target businesses, and no such contacts have presented or identified potential target businesses to any of our officers, directors or advisors. We expect, from time to time, after the offering is completed, that these contacts or sources will advise either our management team or directors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Business Combination

        We have until                        , 2010 (24 months from the date of this prospectus) to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease, except for the purpose of winding up our affairs and liquidating. We will not pursue a business combination with any affiliates of our investing stockholders, officers or directors. Our initial business combination must be with a target business or businesses whose aggregate fair market value is at least equal to 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction. Consequently, it is likely we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Should we elect to pursue more than one acquisition of target businesses simultaneously, we could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction. Even if we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the interests we acquire in our initial business combination must equal at least 80% of the amount held in the trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction(s), with such interests being evaluated based upon generally accepted financial standards.

        In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock, debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. This may allow us to acquire a target business or businesses with an aggregate fair market value in excess of 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable and working capital withdrawn from the trust account) at the time of the transaction. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. As of the date of this prospectus, we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

        Our officers and directors will not receive any compensation in this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf.

        Our officers and directors may become principals of a future blank check company formed to acquire one or more operating businesses. However, they have not taken any steps at this time to organize or participate in such a company.

        We maintain executive offices at 1700 Pennsylvania Avenue, N.W. Suite 900, Washington, DC 20006 and our telephone number is (202) 367-1047.

Private Placement

        Prior to the closing of this offering, certain of our officers, directors and Advisory Board members will purchase an aggregate of 3,125,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a "cashless" basis, in each case if held by our officers, directors and Advisory Board members or their respective permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The holders of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. No commissions, fees or other compensation will be payable in connection with such private placement.

        All of the gross proceeds from the sale of the 3,125,000 warrants in the private placement, or $3,125,000, will be deposited into the trust account. Until the 90th day following consummation of a business combination, the insider warrants may only be transferred in certain limited circumstances, and the transferees receiving such insider warrants will be subject to the same sale restrictions imposed on the initial purchaser and its member transferees. If the holders of the insider warrants acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed and the market price of a share of our common stock rises following such redemption, holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the insiders continue to hold the insider warrants, the value of those warrants still held by such persons may also decline. The insider warrants will be differentiated from warrants, if any, purchased in or following this offering by any holder of insider warrants through the legends contained on the certificates representing the insider warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

        In addition, in November 2007, we issued 2,500,000 shares of our common stock to our initial stockholders for an aggregate of $25,000 in cash, at a purchase price of $0.01 per share. We refer to the current holders of these shares of our common stock as the "initial stockholders" or "existing stockholders," and we refer to these outstanding shares of common stock as the "initial shares" throughout this prospectus.

The Offering

Securities offered:	10,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately until the 90th day after the date of this prospectus unless Ferris, Baker Watts determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Ferris, Baker Watts may decide to allow continued trading of the units following such separation, in which case holders of units will be required to have their brokers contact our transfer agent in order to separate the units into common stock and warrants. In no event will Ferris, Baker Watts allow separate trading of the common stock and warrants until (i) we file a current report on Form 8-K containing the audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the expiration of the underwriters over-allotment option or its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised following the date of this prospectus, an additional Current Report on Form 8-K will be filed to disclose the exercise and closing of the over-allotment option.
Common stock:
Number outstanding before this offering:	2,500,000 shares
Number to be outstanding after the completion of this offering:	12,500,000 shares

Warrants:
Number outstanding before this offering and the private placement:	None
Number to be outstanding after completion ofthis offering and the private placement:	13,125,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$7.50 per share
Exercise period:	The warrants sold in the offering will become exercisable on the later of:
• the completion of a business combination, or
• , 2009 (one year from the date of this prospectus)

The warrants held by public stockholders will only be exercisable if a registration statement covering the common stock issuable upon exercise of the warrants is effective and current. The warrants included in the units sold in this offering will expire at 5:00 p.m., Washington, DC time, on , 2013 (five years from the date of this prospectus) or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the representative's unit purchase option:
• in whole and not in part;
• at a price of $0.01 per warrant at any time while the warrants are exercisable;
•
upon a minimum of 30 days' prior written notice of redemption, and if, and only if, the last closing sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our common stock will exceed the call trigger price ($13.75) or the warrant exercise price after the redemption call is made.
None of the warrants issued in the private placement are redeemable while held by the initial purchasers or their permitted assigns.
Limited Payments to Insiders:	There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:
•
repayment of the promissory notes in the total principal amount of $150,000, each bearing interest at a rate of 4.9% per annum and payable to Mr. James V. Kimsey, to fund organizational and offering expenses, prior to the closing date of this offering;

•
repayment of the promissory notes in the total principal amount of $150,000, each bearing interest at a rate of 4.9% per annum and payable to Hendricks Investment Holdings, LLC ("Hendricks Investment Holdings"), to fund organizational and offering expenses, prior to the closing date of this offering;
	•	reimbursement of any expenses incident to finding a suitable business combination; and
•
payment to Ranger Aviation II, LLC of $10,000 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC.
Certificate of Incorporation:
As discussed below, there are specific provisions in our Amended and Restated Certificate of Incorporation that may not be amended prior to our consummation of a business combination without the prior consent of holders of 95% of the shares purchased in this offering, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of such a business combination. We view these provisions, which are contained in Article IX of our Amended and Restated Certificate of Incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions unless we obtain the consent of holders of 95% of the shares purchased in this offering.

Our Amended and Restated Certificate of Incorporation also provides we will continue in existence only until , 2010 (twenty-four months from the date of this prospectus). If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

We view this provision terminating our corporate life by , 2010 (twenty-four months from the date of this prospectus) as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination or unless we obtain the written consent of holders of 95% of the shares purchased in this offering.
Proposed American Stock Exchange symbols for our:
Units:	"EMA.U"
Common Stock:	"EMA"
Warrants:	"EMA.WS"
Offering and private placement proceeds to be held in trust:
$98,325,000 of the proceeds from this offering and the private placement will be placed in a trust account at Lehman Brothers Inc. ("Lehman Brothers") maintained by Continental Stock Transfer & Trust Company, pursuant to an investment management trust agreement to be signed on the date of this prospectus. Of this amount, up to $95,325,000 may be used by us for the purpose of effecting a business combination and up to $3,000,000 will be paid to Ferris, Baker Watts if a business combination is consummated (less $0.30 for each share redeemed for cash in connection with our business combination), but will be forfeited by Ferris, Baker Watts if a business combination is not consummated. The underwriters have agreed that the deferred non-accountable expense allowance will not be paid unless and until we consummate our initial business combination.

These funds will not be released until the earlier of the completion of a business combination or our liquidation; provided, however, there can be released to us from the interest income, after taxes, accrued on the trust account prior to, or upon the consummation of, a business combination or our liquidation, amounts for payment of taxes on interest earned and up to $2,100,000 to fund our expenses relating to investigating and selecting a target business, other working capital requirements and expenses incurred in connection with our dissolution if we fail to consummate a business combination. Other than as described above, the funds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, unless and until a business combination is consummated.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $2,100,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $170,000 of net proceeds of this offering not held in the trust account.

The $3,000,000 of the funds attributable to Ferris, Baker Watts' deferred non-accountable expense allowance in connection with this offering will be released to, Ferris, Baker Watts less $0.30 per share for any public stockholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public stockholders upon liquidation of the trust account as part of our plan of dissolution and liquidation, but will in no event be available for use by us in a business combination. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account, and any interest earned and released to us as provided above.

As stated above, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $2,100,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. All of the remaining interest earned will remain in the trust account for our use in consummating a business combination or will be released to our public stockholders who both vote against our initial business combination and exercise their conversion rights, or following our liquidation.

Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated November 23, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended November 21, 2007, 3.48%, 3.02% and 3.17% per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be higher or lower than these rates.

In the event a business combination is consummated, all sums remaining in the trust account will be released to us and there will be no restriction on our use of such funds, which shall be available for working capital to pay officer and director salaries, make change of control payments, pay fees to affiliates or for any other uses as we may determine.
Initial shares
In November 2007, our initial stockholders purchased 2,500,000 shares of our common stock for an aggregate purchase price of $25,000. The initial shares are identical to the shares included in the units being sold in this offering, except that:
• the initial shares will be placed in an escrow account described below and are subject to transfer restrictions until six months after we complete a business combination;
•
the initial stockholders have agreed to vote the initial shares in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination;
• the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the initial shares; and
• the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.
Private Placement:
Pursuant to the provisions of the Private Placement Warrant Purchase Agreement between the Registrant and each of James V. Kimsey, Peter A. Kirsch, Daniel E. Moore, Ronald W. Johnston, C. Richard Allen, John S. Hendricks, J. Patrick Campbell and Sherwood Investors LLC, our officers, directors and Advisory Board members named therein will purchase an aggregate of 3,125,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering, All of the proceeds received from the sale of the insider warrants (an aggregate of $3,125,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a "cashless" basis, in each case if held by our officers, directors and Advisory Board members or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following the consummation of a business combination. The holders of the insider warrants will not have any rights to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.
No commissions, fees or other compensation will be payable in connection with the private placement.
Stockholders must approve business combination:
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in this offering or in the aftermarket by existing stockholders and their designees will be voted in favor of the business combination. Accordingly, our existing stockholders will not be able to exercise redemption rights for shares acquired immediately prior to this offering (but will be able to exercise redemption rights with respect to shares acquired in this offering or in the aftermarket) with respect to a potential business combination.

We will proceed with a business combination only if a majority of the shares of our common stock cast at the meeting are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their redemption rights described below.

We have selected a threshold of 30% to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. We will not propose a business combination that is conditioned on less than 30% (less one share) of the public stockholders exercising their conversion rights. However, the 30% threshold entails certain risks described under the heading "Risk Factors — The fact we will proceed with the business combination if public stockholders holding less than 30% of shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner to optimize our capital structure."

We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning fewer than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Accordingly, it is our understanding and intention in every case to structure and consummate our initial business combination in which public stockholders holding up to 2,999,999 shares of our common stock may still exercise their conversion rights.

Redemption rights for stockholders voting to reject a business combination:
Pursuant to our Amended and Restated Certificate of Incorporation, if our initial business combination is approved and completed, public stockholders voting against such business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $9.83 per share, or $9.80 per share if the underwriters' over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if that business combination is approved and completed. We view this requirement as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision in our Amended and Restated Certificate of Incorporation.

Public stockholders voting against a business combination will be entitled to redeem their common stock for a pro rata share of the trust account including $0.30 per share being held in the trust account attributable to the deferred non-accountable expense allowance and any interest earned on the portion of the trust account, excluding up to $2,100,000 of interest income (after taxes) that are available to be released to us to fund our working capital requirements and amounts released to us for payment of taxes on interest earned. Public stockholders that redeem their stock for their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Because our existing stockholders have agreed to vote any shares acquired by them in this offering or the aftermarket in favor of a business combination negotiated by our executive officers, they are not entitled to redemption rights with respect to any such shares if the business combination is approved and completed.
Liquidation if no business combination:
As described above, if we have not consummated a business combination by , 2010 (twenty-four months from the date of this prospectus), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest, after taxes payable on such interest) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent ten years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us or that distributions from the trust account, if we liquidate, will not be reduced by such claims. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, we will use our reasonable best efforts to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our Board of Directors. However, there is no guarantee these third parties will execute such waivers, or even if they execute such waivers, that they will not seek recourse against the trust account or that a court would not conclude that such waivers are not legally enforceable. In order to protect the amounts held in the trust account (excluding any interest earned or accrued thereon), Mr. James V. Kimsey (Chairman) and John S. Hendricks (Advisor) have each agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account.

Our existing stockholders have agreed to waive their respective rights to participate in any liquidation as part of our plan of dissolution and liquidation with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired as part of this offering or in the aftermarket. Mr. James V. Kimsey and Mr. John S. Hendricks have agreed that they will be personally liable, on a joint and several basis, to ensure that the proceeds in the trust account (excluding any interest earned or accrued thereon) are not reduced by the claims of target businesses or contracted parties (who have not signed a waiver of their right to seek payment of amounts due to them out of the trust account) that are owed money by us for services rendered or contracted for or products sold to us in the event of our liquidation. Based upon information we have obtained from such individuals, we currently believe that the above-named individuals are of substantial means and capable of funding a shortfall in our trust fund, excluding interest, even though we have not asked them to provide a reserve for such an eventuality. However, we cannot assure you that they will be able to satisfy those obligations, if and when they are required to do so.

In addition, Ferris, Baker Watts has agreed to waive its right to the $3,000,000 of deferred compensation deposited in the trust account if a business combination is not consummated. We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Accordingly, in the event we liquidate the trust account, our public stockholders will receive $9.83 per share (plus a portion of the interest on the trust account, but net of: (i) taxes payable on the interest income earned and (ii) up to $2,100,000 of interest income and $170,000 of the net proceeds of the offering released to us to fund our working capital requirements) subject to reduction by claims of creditors as described above.
Escrow of existing stockholders' securities:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable and will not be released from escrow until six months after consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to dissolve and liquidate, these shares will be cancelled. Additionally, on the date of this prospectus, the insider warrants will be placed into the escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, the insider warrants will not be transferable and will not be released from escrow until the 90th day after the completion of our business combination.

Risks

        We are a newly formed company and until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision regarding whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 16, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(23,085)	$95,471,915
Total assets	$460,536	$95,496,915
Total liabilities	$483,621	$0
Value of common stock which may be redeemed for an interest in the trust account	$0	$29,489,990
Stockholders' equity (deficiency)	$(23,085)	$66,006,925

(1)
The "as adjusted" information gives effect to the sale of the units in this offering and the sale of warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

        The "actual" information for working capital excludes $300,000 of costs related to this offering and the private placement which were incurred or paid prior to February     , 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

        The total assets amount, as adjusted, includes the $98,325,000 ($9.83 per share) to be held in the trust account, $95,325,000 of which will be available to us to consummate a business combination within the time period described in this prospectus, with the balance of $3,000,000 ($0.30 per share) to be used to pay the deferred non-accountable expense allowance payable to, Ferris, Baker Watts less amounts payable to redeeming stockholders, upon consummation of a business combination. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account (including $3,000,000 of deferred compensation to be held for the benefit of Ferris, Baker Watts) will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

        We will not proceed with a business combination if public stockholders owning more than 30% (less one share) of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination only if stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 29.99% of the 10,000,000 shares of common stock sold in this offering, or 2,999,999 shares of common stock, at a per-share redemption price of $9.83 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned, (ii) up to $2,100,000 of interest income (net of taxes) released to us to fund our working capital), which includes $0.30 per share of the deferred non-accountable expense allowance which Ferris, Baker Watts has agreed to forfeit to pay redeeming stockholders and (iii) $170,000 will be deducted from the proceeds of this offering to fund our operations. The actual per-share redemption price will be equal to:

  •
  the initial amount in the trust account ($9.83 per share) which includes the amount attributable to the deferred non-accountable expense allowance and including all accrued interest (after taxes payable and up to $2,100,000 of interest income released to us to fund our working capital), as of two business days prior to the proposed consummation of the business combination, divided by

  •
  the number of shares of common stock sold in the offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In such event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated With Our Business

        We are a recently formed development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, merge with, engage in a capital stock exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with, a single operating entity, or one or more related or unrelated operating entities with a business in the education industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We cannot assure you as to when or if a business combination will occur. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

        If we are unable to complete a business combination and are forced to liquidate, our public stockholders will receive less than $10.00 per share upon distribution of the trust account and our warrants will expire worthless.

        If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per share liquidation proceeds will be less than $10.00 because of the expenses incurred in connection with this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The per share liquidation value will be $9.83 per share ($9.80 with over-allotment), plus interest earned thereon (after taxes payable and up to $2,100,000 of interest income released to us and $170,000 of the net proceeds of the offering released to us), which includes the net proceeds of this offering and the private placement of the insider warrants and $3,000,000 ($0.30 per share) of the deferred non-accountable expense allowance. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and James V. Kimsey (Chairman) and John S. Hendricks (Advisor) have agreed to indemnify us under certain circumstances for such liabilities and obligations, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that stockholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination—Liquidation if no business combination."

        If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

        We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors' funds may be unavailable to them until such date.

        You will not be entitled to protections normally afforded to investors of blank check companies, including the ability to receive all interest earned on the amount held in trust.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business which has not been identified, we may be deemed to be a "blank check" company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital and will not be available at all to those public stockholders redeeming in connection with a business combination. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to Offerings of Blank Check Companies" below.

        Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

        Based upon publicly available information, we have identified approximately 134 similarly structured blank check companies which have completed initial public offerings since August 2003 and 28 others with registration statements currently pending before the SEC. Of the blank check companies which have completed their public offerings, only 38 companies have consummated a business combination, 25 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination and seven have liquidated or will be liquidating. Accordingly, there are approximately 64 blank check companies with approximately $8.9 billion in trust seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose. As a result, there may be significant demand for the types of privately-held companies we target, which demand may limit the number of potential acquisition targets for us.

        Further, because only 63 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

        The terms on which we may effect a business combination can be expected to become less favorable as we approach our twenty-four month deadline.

        Pursuant to our Amended and Restated Certificate of Incorporation, we must adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 24 months after the completion of this offering. We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, upon expiration of the time periods set forth above unless we obtain the written consent of holders of 95% of the shares purchased in this offering.

        Any entity with which we negotiate, or attempt to negotiate, a business combination, will be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as the 24 month time period draws closer, we may not have the desired amount of negotiating leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

        The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

        Unlike most other blank check offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in redemption threshold to 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

        A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

        Of the net proceeds of this offering, only $170,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated November 23, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended November 21, 2007, 3.48%, 3.02% and 3.17% per annum, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.

        While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

        If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders from the trust account will be less than $9.83 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee they will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

        If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our Board of Directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

        Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.83 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts released to us as working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, James V. Kimsey (Chairman) and John S. Hendricks (Advisor) will be liable to ensure the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities owed money by us for services rendered or products sold to us. In order to protect the amounts held in the trust account, Messrs. Kimsey and Hendricks have agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of amounts due to them out of the trust account.

        If we liquidate before the consummation of our initial business combination, Mr. James V. Kimsey and Mr. John S. Hendricks have agreed that they will be personally liable, jointly and severally, to ensure that the proceeds in the trust account (exclusive of any interest earned or accrued thereon) are not reduced by the claims of target businesses or of contracted parties that are owed money by us for services rendered or contracted for or products sold to us that did not execute waivers of amounts due to them out of the trust account. Because we will seek to have all prospective target businesses and contracted parties execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Kimsey and Hendricks having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.83, plus interest, due to such claims.

        Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

        None of our directors or officers has been a principal of, or affiliated with, a "blank check" company that executed a business plan similar to our business plan and none of such individuals is currently affiliated with any such entity. However, our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. While our officers and directors have agreed to present business opportunities with a value in excess of $50,000,000 to the Company first, they may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities to which they owe fiduciary duties. Our officers and directors do not believe they have any pre-existing duties to any entities which conflicts with our right of first refusal for business opportunities in excess of $50,000,000. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the "right of first refusal" described below. Accordingly, they may not present opportunities with a value in excess of $50,000,000 to us that otherwise may be attractive to us unless the entities to which they owe a pre-

existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities. Our officers and directors do not believe they have any pre-existing duties to any entities which conflicts with our right of first refusal for business opportunities in excess of $50,000,000.

        For a more complete discussion of our management's affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Management—Conflicts of Interest." We cannot assure you these conflicts will be resolved in our favor.

        Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        We will dissolve and liquidate if we do not complete a business combination within 24 months after the consummation of this offering. In the event of a dissolution, stockholders may be held liable under the Delaware General Corporation Law for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders within 10 business days after the 24 month period and, therefore, we do not intend to comply with these procedures. Because we will not be complying with Section 280, we will comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will use our reasonable best efforts to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe that the claims that could be made against us are significantly limited and the likelihood any claim would result in any liability extending to the trust is minimal. However, because we will not be complying with Section 280, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution, and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance". As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                        , 2010, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our Board of Directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time while the warrants are exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days' prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The foregoing does not apply to the warrants included as part of the 3,125,000 insider warrants purchased prior to this offering, as such warrants are not subject to redemption while held by the initial holder or any permitted transferee of such initial holder.

        We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering, there will be 73,775,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and underwriter's unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination.

        The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

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  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

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  may adversely affect prevailing market prices for our common stock; and

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  may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to the common stock.

        If we finance the purchase of assets or operations through the issuance of debt securities, it:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

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  increased expenses to pay debt service;

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  if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

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  an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

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  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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  requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

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  limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

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  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations;

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  our becoming competitively disadvantaged with respect to other companies in the industry that have less debt; and

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  limitations on our flexibility in planning for and reacting to changes in our business and in the education industry.

        We are not currently able to assess the likelihood that we will need to finance a business combination through the issuance of debt securities. However, since we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, unlike the 20% threshold adopted by many companies similar to ours, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination—Selection of a target business and structuring of a business combination."

        Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

        We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 30% or more of the shares sold in this offering voting against the business combination and opting to have us redeem their stock into a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

        We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

        We have reserved approximately $170,000 from the net proceeds of this offering and the private placement held outside the trust account and up to $2,100,000 of interest, after taxes, we may earn on funds in the trust account to cover our operating expenses for the next 24 months, to cover the expenses incurred in connection with a business combination and to cover expenses in connection with our dissolution if we do not complete a business combination in the allowed time. This amount is based on management's estimates of the costs needed to fund our operations for the next 24 months, to consummate a business combination or dissolve. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

        Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

        Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management and other key personnel to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management, and negotiate as part of the business combination that certain members of current management remain if it is believed to be in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

        None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

        None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate the trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

        Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled "Management—Conflicts of Interest." We cannot assure you these conflicts will be resolved in our favor.

        We have a right of first refusal to enter into business combinations with a value of $50,000,000 or more.

        Until we complete a Business Combination (as defined in the Underwriting Agreement), liquidate, or until, in the case of each Independent Director, such time as when such Independent Director ceases to be a director, whichever is earlier, each of our officers, directors, advisors and Special Advisors have agreed to present for our consideration any opportunity that he may have to enter into a business combination with an operating business valued at $50,000,000 or more prior to presenting that opportunity to any other company or entity. Our officers and directors do not believe they have any pre-existing duties to any entities which conflicts with our right of first refusal for business opportunities in excess of $50,000,000. In the event any such prior obligation exits, the individual or entity, as applicable, will not present any potential business combination to us until after presenting such potential business combination to each company or entity to which the pre-existing fiduciary duty is owed and each such company or entity has determined not to pursue such potential business combination.

        All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers, directors and advisors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering and any warrants owned by our officers, directors and advisors will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

        Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account) unless the business combination is consummated, and therefore they may have a conflict of interest.

        Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account), unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion in pursuit of an acquisition which is not consummated. The financial interests of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        The American Stock Exchange may delist our securities from listing on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        Our securities will be listed on the American Stock Exchange ("AMEX"), a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on AMEX in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If AMEX delists our securities from trading on its exchange, we could face significant material adverse consequences including:

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  a limited availability of market quotations for our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future

        If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $7.50, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities.

        Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

        It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

        Our initial business combination must be with a business or businesses with an aggregate fair market value of at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction, which amount is required as a condition to the consummation of our initial business combination. The net proceeds of this offering will provide us with approximately $95,325,000 which we may use to complete a business combination. Consequently, initially it is probable that we may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial or other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time, which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the aggregate fair market value of the initial business combination below the required fair market value of 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable). Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only a single initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

        An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is current and a prospectus is available for use. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, despite our intention to comply with this obligation, we cannot assure you that we will be able to do so and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the warrants is not current and a prospectus is not available for use, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor effectively may have paid the full unit price solely for the shares of common stock included in the units. Notwithstanding the foregoing, the private placement warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current. In no event will we be required to net cash settle the warrants.

        The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

        We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our Board of Directors independently determines the target business has sufficient fair market value.

        The initial target business or businesses we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our Board of Directors is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you such financing would be available on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

        Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of this offering, our existing stockholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming no additional purchases by our existing stockholders in the offering). As a result of this ownership block, our current stockholders may be able to effectively influence the outcome of any matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination where the existing shareholders have agreed that they will vote their shares in the same manner as the public shareholders or amending those provisions of our amended certificate of incorporation which require the affirmative vote of at least 95% of the stockholders. None of our other existing stockholders, officers and directors has indicated to us they intend to purchase units in this offering, or units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled "Principal Stockholders."

        Our Board of Directors will generally serve for a term of two years. It is unlikely there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination.

        Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing additional units in this offering or in the open market. If they do, we cannot assure you our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

        Our existing stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $3.05 per share (the difference between the pro forma net tangible book value per share of $6.95, and the initial offering price of $10.00 per unit).

        Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering as part of the units, and the private placement, we will be issuing warrants to purchase up to 13,125,000 shares (14,625,000 if the underwriters' over-allotment option is exercised in full) of our common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

        If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders, our officers, directors and Advisory Board members who purchased warrants in the private placement, are entitled to require us to register the resale of their shares of common stock and warrants (as well as the shares of common stock issuable upon exercise of warrants included as part of the insider warrants) at any time after the date on which their securities are released from escrow. If such existing security holders exercise their registration rights with respect to all of their securities, there will be an additional 2,500,000 shares of common stock and 3,125,000 warrants (as well as 3,125,000 shares of common stock issuable upon exercise of the warrants) eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

        If we effect a business combination with a company located outside of the U.S., we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect a business combination with a company located outside of the U.S.. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business' home jurisdiction, including any of the following:

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

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  currency fluctuations and exchange controls;

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  challenges in collecting accounts receivable;

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  cultural and language differences;

  •
  employment regulations;

  •
  rules and regulations or currency conversion or corporate withholding taxes on individuals;

  •
  tariffs and trade barriers;

  •
  regulations related to customs and import/export matters; and

  •
  longer payment cycles.

        We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

        If we effect a business combination with a company located outside of the U.S., the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        If we effect a business combination with a company located outside of the U.S., the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the U.S.. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the U.S., it is likely that substantially all of our assets would be located outside of the U.S. and some of our officers and directors might reside outside of the U.S.. As a result, it may not be possible for investors in the U.S. to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws

        If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses in the education industry. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities.

        Companies that fall within the definition of an "investment company" set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an "investment company" in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in "investment securities," or (3) that is a "special situation investment company" (such as a merchant bank or private equity fund).

        For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

  •
  corporate governance requirements and requirements regarding mergers and share exchanges;

  •
  restrictions on the nature of our investments;

  •
  restrictions on our capital structure and use of multiple classes of securities; and

  •
  restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate an initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate an initial business combination.

        In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading "investment securities." Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered "cash items" for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered "investment securities" within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating a business or businesses for the long term in the education industry (rather than on buying and selling companies in the manner of a merchant bank or private equity fund) we intend to avoid being deemed an "investment company" within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public stockholders as part of our plan of dissolution and liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

        Our directors may not be considered "independent" as defined under Section 121 of the AMEX Company Guide and, therefore, may take actions or incur expenses not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the AMEX, a national securities exchange, a majority of our Board of Directors must be composed of "independent directors". An independent director is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's Board of Directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Because each of our directors own shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position such individual is not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent" under AMEX, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

        Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

        Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. Accordingly, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you we will properly ascertain or assess all of the significant risk factors. We also cannot assure you an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination—We have not identified a target business."

        Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

        Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

        There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. Factors that were considered in making these determinations included: management's perception of the number of potential competitors that exist to acquire businesses we may find attractive, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire, as well as management's belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results that could provide a basis for such determination. There can be no assurance management's perceptions accurately reflect the actual facts with respect to any of the factors considered.

Risks Associated with the Our Acquisition of a Target Business in the Education Industry

        We intend to seek a business combination with a company in the education industry; however, if no suitable combination is found in the education industry, we reserve the right to seek a business combination in any industry. The following risk factors address issues that may arise in connection with the purchase of such a company. Because we have not yet identified a target business, there are likely to be additional risks applicable to any particular target business, and some of the following risks may be inapplicable. Therefore, you should bear in mind that the following risks are illustrative only.

        It is possible that one of our acquisition targets in the education industry may be a secondary or post-secondary school. Failure of any acquired schools to comply with the extensive regulatory requirements for school operations could result in financial penalties, restrictions on operations and loss of external financial aid funding, which could affect revenues and impose significant operating restrictions on any business we acquire.

        Whether the school has a central location where all students attend classes or whether the curriculum is provided via the Internet, telephone or other remote access, any school we acquire can be expected to be subject to extensive regulation by federal and state governmental agencies and by accrediting commissions. In particular, the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder by the Department of Education, or DOE, set forth numerous standards schools must satisfy to participate in various federal student financial assistance programs under Title IV Programs. To participate in Title IV Programs, schools must receive and maintain authorization by the applicable education agencies in the state in which each school is physically located, be accredited by an accrediting commission recognized by the DOE and be certified as an eligible institution by the DOE. These regulatory requirements can be expected to cover the vast majority of operations of any business we acquire in the education services market, including educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations and financial condition. These regulatory requirements may also affect our ability to acquire or open additional schools, add new educational programs, expand existing educational programs, and change our corporate structure and ownership.

        If any acquired schools fails to comply with applicable regulatory requirements, the school and its related main campus and/or additional locations, if any, could be subject to the loss of state licensure or accreditation, the loss of eligibility to participate in and receive funds under the Title IV Programs, the loss of the ability to grant degrees, diplomas and certificates, provisional certification, or the imposition of liabilities or monetary penalties, each of which could adversely affect our revenues and impose significant operating restrictions upon us. The various regulatory agencies periodically revise their requirements and modify their interpretations of existing requirements and restrictions. We cannot predict with certainty how any of these regulatory requirements will be applied or whether each of our schools will be able to comply with these requirements or any additional requirement instituted in the future. Additionally, Congress may change the law or reduce funding for Title IV Programs, which could reduce student population, revenues or profit margin of any business we acquire.

        Our success depends in part on the ability of any business we acquire to update and expand the content of existing programs and develop new programs in a cost-effective manner and on a timely basis.

        Prospective employers demand that employees possess appropriate technological skills. These skills are becoming more sophisticated in line with technological advancements across all industries. Accordingly, educational programs must keep pace with those technological advancements. The expansion of our existing programs and the development of new programs may not be accepted by our students, prospective employers or the education market. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs as quickly as our competitors or as quickly as employers demand. If we are unable to adequately respond to changes in market requirements due to financial constraints, unusually rapid technological changes or other factors, our ability to attract and retain students could be impaired, our placement rates could suffer and our revenues could be adversely affected.

        We may not be able to retain our key personnel or hire and retain the personnel needed to sustain and grow our business.

        The success of any business we acquire will depend largely on the skills, efforts and motivation of our executive officers who generally have significant experience within the education industry. Our success also depends in large part upon our ability to attract and retain highly qualified faculty, school directors, administrators and corporate management. Due to the nature of the business, we expect to face significant competition in the attraction and retention of personnel who possess the skill sets we seek. In addition, key personnel may leave and subsequently compete against us. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have an adverse effect on our ability to operate our business efficiently and execute our growth strategy.

        An increase in interest rates could adversely affect the ability of any business we acquire to attract and retain students.

        Interest rates have reached historic lows in recent years, creating a favorable borrowing environment for students. Much of the financing students receive is tied to floating interest rates. While interest rates have decreased recently, tuition rates have increased, resulting in a corresponding increase in the cost to students of completing their education. In the event interest rates increase, higher interest rates could contribute to higher default rates with respect to student repayment of education loans. Higher default rates may in turn adversely impact eligibility for Title IV Program participation or the willingness of private lenders to make private loan programs available to students who attend any schools we may acquire, which could result in a reduction in student population.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about our:

  •
  ability to complete a business combination;

  •
  success in retaining or recruiting, or changes required in, our officers, key employees or directors following the consummation of a business combination;

  •
  officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination as a result of which they would then receive expense reimbursements;

  •
  potential ability to obtain additional financing to complete a business combination;

  •
  pool of prospective target businesses;

  •
  the ability of our officers and directors to generate a number of potential investment opportunities;

  •
  potential change in control of we acquire one or more target businesses for stock;

  •
  our public securities' potential liquidity and trading;

  •
  use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

  •
  financial performance following this offering.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors" (some of which are beyond our control). In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward- looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From this offering	$100,000,000	$115,000,000
From private placement of private placement warrants	3,125,000	3,125,000

Total gross proceeds	$103,125,000	$118,125,000

Offering expenses (1)
Underwriting discount (2)	7,000,000	7,600,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	70,000	70,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	6,362	6,362
AMEX registration fee	70,000	70,000
FINRA filing fee	25,000	25,000
Miscellaneous expenses	18,638	18,638

Total offering expenses	7,630,000	8,230,000

Proceeds after offering expenses	95,495,000	109,895,000

Interim working capital	(170,000)	(170,000)
Net proceeds of this offering and the private placement held in trust	95,325,000	109,725,000
Deferred non-accountable expense allowance held in trust	3,000,000	3,000,000

Total held in trust	98,325,000	112,725,000

Percentage of gross proceeds of this offering held in trust	98.3%	98.0%
Net proceeds not held in trust	170,000	170,000
Use of net proceeds not held in trust and amounts available from interest income earned on trust account
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination (3)	700,000	700,000
Payment of administrative fee to Ranger Aviation II, LLC ($10,000 per month for 24 months)(4)	240,000	240,000
Legal and accounting fees relating to SEC reporting obligations	300,000	300,000
Due diligence, identification and research of prospective target businesses and reimbursement of out of pocket expenses of management	100,000	100,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	930,000	930,000

Total	2,270,000	2,270,000

(1)
As of November 16, 2007, $73,085 of the offering expenses have already been paid from loans to us described below, including legal fees.

(2)
Represents (i) 4% of the gross proceeds from the sale of the units in this offering and (ii) 3% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.30 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.

(3)
These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring and documenting a business combination and the preparation and filing of the related proxy statement.

(4)
Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC.

        $98,325,000, or $112,725,000 if the underwriters' over-allotment option is exercised in full, of the proceeds of the offering and the private placement will be placed in a trust account at Lehman Brothers maintained by Continental Stock Transfer & Trust Company, as trustee. Of this amount, up to $3,000,000 will be paid to Ferris,

Baker Watts as a deferred non-accountable expense allowance in connection with this offering, if and only if a business combination is consummated, leaving us with $95,325,000 ($109,725,000 if the over-allotment option is exercised in full) with which to consummate a business combination. Other than interest income earned on the trust account, which may be released to us as described in the table above and to pay any taxes due and the costs of the offering and repayment of the working capital loans in the aggregate amount of $300,000 made to the Company by Mr. Kimsey and Hendricks Investment Holdings. The proceeds of this offering and the private placement held in the trust account will not be released until the earlier of the completion of a business combination or the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.

        The proceeds held in the trust account (exclusive of any funds held for the benefit of Ferris, Baker Watts or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our Board of Directors at that time.

        As described below, if we do not consummate a business combination we intend to fund our working capital needs and pay the costs associated with our plan of dissolution and liquidation (including reserves for creditors),, from the $170,000 held outside of the trust account and the interest earned on the proceeds (up to $2,100,000) being held in the trust account (after taxes payable) which may be released to us together with any additional amounts we may need to pay our income or other tax obligations. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. If necessary to complete a business combination, the proceeds held in the trust account may be used by us as consideration paid to the sellers of a target business. Any remaining amounts not paid as consideration for the target business may be used to finance post-acquisition operations of the acquired business.

        The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

        We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        We have agreed to pay a monthly fee of $10,000 to Ranger Aviation II, LLC, for general and administrative services, including but not limited to receptionist, secretarial and general office services. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                          , 2010 (24 months from the date of this prospectus) and (iii) the date on which we cease our corporate existence in accordance with our Amended and Restated Certificate of Incorporation.

We estimate the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $1,500,000 (as further described in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

        We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

        It is also possible we could use a portion of such working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

        As of the date of this prospectus, our officers, directors and Advisory Board members have loaned us a total of $300,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, AMEX registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans are payable, with annual interest equal to 4.9%, on the earlier of November 16, 2008 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        The net proceeds of this offering and the private placement held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. "government securities," defined as any Treasury Bill issued by the U.S. having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act.

        Other than the $10,000 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder's and consulting fees) will be paid by us or any person or entity to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, but net of: (i) taxes paid or payable, if any, on interest income earned on the trust account and (ii) up to an aggregate of $2,100,000 of interest income released to us to fund our working capital requirements) in the event of the liquidation of our trust account to our public stockholders or in the event a public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash if voted against the business combination), by the number of outstanding shares of our common stock.

        At November 16, 2007, our net tangible book value was ($23,085) or approximately ($0.01) per share of common stock. After giving effect to the sale of shares of common stock included in the units sold in the offering and the proceeds of the private placement, the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 2,999,999 shares of common stock which may be redeemed for cash) net of underwriting costs waived by Ferris, Baker Watts related to the 2,999,999 shares that may be redeemed for cash, as of November 16, 2007 would have been $66,007,025 or $6.95 per share, representing an immediate increase in net tangible book value to $6.95 per share to the existing stockholders and an immediate dilution of $3.05 per share, or 31%, to new investors not exercising their redemption rights.

        Our pro forma net tangible book value after this offering has been reduced by approximately $29,489,990 because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 30% of the aggregate number of the shares sold in this offering (10,000,000 shares) at a per-share redemption price equal to $9.83 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $2,100,000 of interest income released to us to fund our working capital).

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$6.96
Pro forma net tangible book value after this offering	$6.95
Dilution to new investors	$3.05

        The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders(1)	2,500,000	20.00%	$ 25,000	0.02%	$0.01
Private placement	—	—	$ 3,125,000	3.03%	—
New investors (2)	10,000,000	80.00%	$100,000,000	96.95%	$10.00

Total	12,500,000	100.00%	$103,150,000	100.00%

(1)
Based on an initial issuance of 2,500,000 shares at a price of $0.01 per share to company officers, directors and advisors.
(2)
Assumes the sale of 10,000,000 units consisting of one share of common stock and one warrant to purchase one share of common stock at an offering price of $10.00 per unit.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	(23,085)
Net proceeds from this offering and the private placement	95,495,000
Plus:
Underwriter's purchase option	$100
Less:
Proceeds held in trust subject to redemption for cash at $9.83 per share (1)	(29,489,990)

65,982,025
Denominator:
Shares of common stock outstanding prior to the offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less:
Shares subject to redemption (10,000,000 × 30% less one share)	(2,999,999)

9,500,001

CAPITALIZATION

        The following table sets forth our capitalization at November 16, 2007 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units:

	November 16, 2007
	Actual	As Adjusted
Notes payable(1)	$300,000	$0
Common stock, $.0001 par value, and 29,999,999 shares which are subject to possible redemption, shares at redemption value (2)	0	29,489,990
Stockholders' equity (deficiency):
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	0	0
Common stock, $.0001 par value, 100,000,000 shares authorized; 2,500,000 shares issued and outstanding; 12,500,000 shares issued and outstanding (excluding 2,999,999 shares subject to possible redemption), as adjusted	250	950
Additional paid-in capital	24,750	66,029,060
Common stock subscription receivable	(25,000)	0
Deficit accumulated during the development stage	(23,085)	(23,085)

Total stockholders' equity (deficiency)	(23,085)	66,006,925

Total capitalization	$276,915	$95,496,915

(1)
There are four notes payable two of which, having the face value of $100,000 each, are due on the earlier of October 4, 2008 or the consummation of this offering and two of which, having the face value of $50,000 each, are due on the earlier of November 16, 2008 or consummation of this offering. The "As Adjusted" capitalization reflects the payment of the notes at their $300,000 aggregate face amount. The interest rate on the notes payable were at the market rates prevailing on the date thereof.

(2)
If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of approximately $29,489,990 for up to approximately 29.99% of the aggregate number of shares sold in this offering, or approximately 2,999,999 shares at a per-share redemption price equal to $9.83 per share (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $2,100,000 of interest income released to us to fund our working capital), which amount includes $0.30 per share of the deferred non-accountable expense allowance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Education Media, Inc. is a newly organized blank check company formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry or, if we are unable to find an appropriate business combination in the education industry, an appropriate business combination in any other industry.

        We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

  •
  may adversely affect prevailing market prices for our common stock; and

  •
  may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to the common stock.

        Similarly, if we issued debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  •
  increased expenses to pay debt service;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

  •
  prohibitions or limitations on our ability to pay dividends on our common stock;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

  •
  requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

  •
  increased vulnerability to changes in market interest rates, if the debt has a variable rate, since our revenues may not increase, or may decrease, if interest rates rise;

  •
  covenants that limit our ability to acquire capital assets or make additional acquisitions;

  •
  an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

  •
  our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

  •
  limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

  •
  competitive disadvantage with respect to other companies in the industry that have less debt;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations; and

  •
  limitations on our flexibility in planning for and reacting to changes in our business and in the education industry.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate the net proceeds from the sale of the units in this offering and the warrants in the private placement will be $98,325,000 ($112,725,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $7,630,000 including underwriting discount and commissions of approximately $4,000,000 (or $4,600,000 if the over-allotment option is exercised in full). Of this amount, $95,325,000, or $109,725,000 if the underwriters' over-allotment option is exercised in full, will be available to consummate a business combination.

        We will use substantially all of the net proceeds of this offering and the private placement, as well as interest on the funds in the trust account available to us, after taxes and net of up to $2,100,000 that may be released to us to fund our working capital, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account (exclusive of the deferred underwriting fees payable to Ferris, Baker Watts, and interest thereon, or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our Board of Directors at that time. To the extent our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and will be used to finance the operations of the target business. We believe that, upon consummation of this offering and the private placement, the $170,000 available to us outside of the trust account and the $2,100,000 of the interest earned on funds in the trust account which may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $1,500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $240,000 for administrative services and support payable to an affiliated third party (up to $10,000 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,200,000 for general working capital that will be used for miscellaneous expenses and reserves including the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition, together with up to $170,000 available to us outside the trust account, will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive.

        We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof.

        We do not believe we will need to raise additional funds following this offering and the private placement in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

        In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

        As of the date of this prospectus, our officers, directors and Advisory Board members have loaned us a total of $300,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, AMEX registration fees, blue sky fees and certain legal and accounting fees and expenses. The $100,000 loans are payable, with annual interest equal to 4.9%, on the earlier of October 4, 2008 or the consummation of this offering. The $50,000 loans are payable, with annual interest equal to 4.9%, on the earlier of November 16, 2008 or the consummation of this offering The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 300,000 units. The representative's unit purchase option is exercisable for a purchase price of $12.50 per unit commencing one year from the date of the prospectus and expiring five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

        The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $9.38, using an expected life of five years, volatility of 9.24%, and a risk-free interest rate of 4.04%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the most recent trading day average volatility of publicly traded companies providing educational services with market capitalizations less than $500 million. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

        We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the aftermarket by existing stockholders and their designees will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights described herein. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or liquidate and dissolve.

PROPOSED BUSINESS

Introduction

        We are a blank check company organized under the laws of the State of Delaware on October 3, 2007. We were formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry or if no suitable business combination is found in the education industry, the company may engage in a business combination in any other industry. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. At the first meeting of the Board of Directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate.

        We believe the experience of our officers and directors in the education industry, investment banking and private equity investments will be beneficial in structuring and consummating a business combination. Our management, Board of Directors and advisors have established an extensive network of relationships from which to identify and generate acquisition opportunities within the education industry (in the U.S. or a foreign country), including the operation or management of learning facilities, the provision of educational instruction or training or the provision of education-related services through traditional or new media and the application of content and delivery enhancing technology, and related industries.

        In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

Investment Approach and Focus

        Our executive officers and directors have a broad range of education industry experience to assist them in sourcing, evaluating and executing a proposed business combination. We anticipate our search for potential target businesses will involve making contacts with targets through our executive officers and directors; seeking referrals from our professional network of contacts, including management groups, corporations, banks, private equity funds, consultants, investment bankers and business brokers active in the education industry, in addition to contacting owners of education companies we identify.

Education Industry

        The global economy is requiring more highly skilled and better educated workers each year. The traditional not-for-profit education providers, especially in the United States ("U.S."), have been challenged in recent years because of rising costs, spending cuts by federal, state and local government and a failure to adapt to a changing market. We believe that the for-profit education sector will have many opportunities in the near future to increase its share of the $1.1 trillion education industry. The for-profit, post-secondary education market, which is the fastest growing sector in the for-profit educational industry, had a growth rate of over 20% last year and is valued at over $20 billion dollars. The for-profit providers in the primary, secondary, post-secondary, corporate training and education services sectors have utilized on-line delivery software tools and education curricula related to specific labor markets to attract an increasing number of students each year. The enrollment of students in on-line courses alone is projected to increase 19% this year and revenue in the for-profit post-secondary education industry has more than doubled since 2000.

        Almost three-quarters of adults in the U.S. have not earned a bachelors degree. In a global economy which demands a more skilled workforce, especially in the U.S. which is transitioning from a manufacturing economy to a services economy, more adults are enrolling in post-secondary programs. According to the National Center for Education Statistics, enrollment in the U.S. for adult learners (25 years or older), who comprise about 39% of total enrollment, is forecasted to grow from 6.8 million students in 2004 to 8.1 million students in 2015.

        The markets for facilitating software products and platforms for delivery of educational content are also expected to increase dramatically as the for-profit education industry expands and the not-for-profit sector continues to adopt the use of technology as part of their service delivery. The use of on-line delivery models by education providers, the enhancement of content through software programs and the increased efficiency of administering education facilities through the use of enterprise software systems all provide new opportunities for companies in the education industry.

        We believe that the education industry is becoming a critical factor in providing the more skilled workforce now essential to sustaining the global economy. We also believe that the growth in the for-profit segment of this industry fueled by strains on the not-for-profit sector, the need for adults to return to school, and the innovative educational methods employed by this sector will provide our Company with attractive opportunities in this industry.

        We believe this growth has created significant opportunities for companies engaged in the for-profit education industry serving these students. In addition to enrollment in K-12 and post-secondary education, corporate training and distance learning have shown recent growth. The for-profit education sector has seen its share of overall industry spending grow in recent years and now represents approximately $88 billion of the $1.1 trillion estimated to have been spent on education in the U.S. in 2006, or approximately 6.2% of that amount. We believe the growth rate in the for-profit sector will outpace non-profit providers.

        Although we may consider a target business in any sector of the education industry (in the U.S. or a foreign country), including the operation or management of learning facilities, the provision of educational instruction or training or the provision of education-related services through traditional or new media and the application of content and delivery enhancing technology, and related industries or any other industry if we cannot find a suitable business combination in the education industry, we intend to concentrate our search for a business combination in the following target sectors:

  •
  distance learning;

  •
  K-12 (kindergarten through twelfth grade);

  •
  post-secondary (a formal instructional program for students who have completed the requirements for a high school diploma or its equivalent, including programs whose purpose is academic, vocational and continuing professional education);

  •
  corporate training;

  •
  education software; and

  •
  related businesses.

        While we may need to effect a business combination with more than one target business, which may be in different sectors of the education industry, our initial business acquisition must be with one or more operating businesses the aggregate fair market value of which is, either individually or collectively, at least equal to 80% of our net assets at the time of such transaction (less the deferred non-accountable expense allowance and taxes payable). We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target businesses regarding a business combination. At the first meeting of the Board of Directors following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates.

        Prior to completion of a business combination, we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. In addition, we may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our Board of Directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

Competitive Advantages

        We believe the experience and contacts of our directors, officers and advisors will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages that we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Established Deal Sourcing Network

        Through our management team and our directors, we believe we have extensive contacts and sources from which to generate acquisition opportunities within the education sector. These contacts and sources include those in government, private and public companies within the education industry, private equity and venture capital funds, investment bankers, attorneys and accountants.

        For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading "Management" below.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may be with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

        To date, we have not selected a specific target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. There has been no due diligence, investigation, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of target businesses

        We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including education industry executives, private equity funds, venture capital funds, investment bankers, attorneys and accountants and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade papers discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm's length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder's fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with a target business with an aggregate fair market value that is at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the education industry or any other suitable business combination if a suitable combination in the education industry is not located by us. In evaluating a prospective target business, our management will consider, among other factors, the following:

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  growth potential;

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  financial condition and results of operation;

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  capital requirements;

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  earnings;

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  experience and skill of management and availability of additional personnel;

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  the value and extent of intellectual property;

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  regulatory or technical barriers to entry;

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  regulatory environment of the industry;

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  competitive position;

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  stage of development of the products, processes or services;

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  degree of current or potential market acceptance of the products, processes or services;

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  proprietary features and degree of protection of the products, processes or services; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Additionally, at the first meeting of the Board of Directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

        In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies' stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $10,000 payable monthly in the aggregate to Ranger Aviation II, LLC for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. In addition, none of our officers, directors or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair market value of target business

        The initial target business that we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount greater than 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our Board of Directors is not able to independently determine the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our Board of Directors independently determines the target business has sufficient fair market value. We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated.

Probable lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that initially we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

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  leave us solely dependent upon the performance of a single business; and

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  result in our dependency upon the development or market acceptance of a single or limited number of products or services.

        Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.

Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Existing stockholders who purchase shares of common stock in this offering or after this offering have agreed to vote such shares in favor of any proposed business combination. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders will exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

        In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence, thereby removing the limitation on our corporate life to                        , 2010 (24 months from the date of this prospectus). We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Redemption rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to $9.83 (plus the interest earned on the trust account, net of (i) taxes payable on interest earned and (ii) up to $2,100,000 of interest income released to us to fund our working capital). An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. A stockholder who requests redemption of his or her shares must hold these shares from the record date through the closing date of the business combination. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption.

        If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their redemption rights. Our existing stockholders are not entitled to redeem any shares of common stock held by them whether acquired by them prior to or after this offering. Even if less than 30% of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction, which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

Liquidation if no business combination

        Our Amended and Restated Certificate of Incorporation also provides that we will continue in existence only until                        , 2010 (twenty-four months from the date of this prospectus). This provision may not be amended except by a vote of 95% of the public shareholders or in connection with the consummation of a business combination. If we have not completed a business combination by such date, and 95% of our public shareholders have not voted to continue our corporate existence, will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

        If we are unable to consummate a business combination by                        , 2010 (24 months from the date of this prospectus), and we have not obtained the approval of 95% of our public shareholders to continue our corporate existence, we will distribute to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take (no more than 10 business days to effectuate such distribution).

        Our existing stockholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to shares of common stock owned by them prior to this offering. In addition, Ferris, Baker Watts has agreed to waive their rights to the $3,000,000 of the deferred non-accountable expense allowance deposited in the trust account for their benefit. There will be no distribution from the trust account or otherwise in connection with dissolution with respect to our warrants, which will expire worthless. We estimate our total costs and expenses for implementing and completing our liquidation and dissolution will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware and the winding up of our company. We believe there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses.

        Mr. James V. Kimsey and Mr. John S. Hendricks have personally agreed, pursuant to agreements with us and Ferris, Baker Watts that, if we liquidate prior to the consummation of our initial business combination, they will be jointly and severally liable to ensure that the proceeds in the trust account (excluding any interest earned or accrued thereon) are not reduced by claims of target businesses or entities that are owed money by us for services rendered or contracted for or products sold to us that did not execute waivers of amounts due to them out of the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.83, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.83 per share.

        If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to the public stockholders would be equal to $9.83 per share. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. Although we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our Board of Directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in the trust account, James V. Kimsey (Chairman) and John S. Hendricks (Advisor) have agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of any right or claim to the amounts in trust account.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                         , 2010 (24 months from the date of the prospectus) and, therefore, we do not intend to comply with those procedures. As such, our stockholders potentially could be liable for any claims to the extent of distributions received by them and liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims which could be made against us are significantly limited and the likelihood any claim that would result in any liability extending to the trust is minimal.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance". As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                        , 2010, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our Board of Directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Certificate of Incorporation

        Our Amended and Restated Certificate of Incorporation requires that we obtain the affirmative vote of holders of 95% of the shares purchased in this offering to amend certain provisions of our Amended and Restated Certificate of Incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, certain provisions of the certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions unless we obtain the consent of holders of 95% of the shares purchased in this offering.

Competition for Target Businesses

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 62 blank check companies with more than $7.4 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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  our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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  our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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  our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  the requirement to acquire assets or one or more operating businesses that has an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction may require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

        Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

        If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain executive offices at 1700 Pennsylvania Avenue, N.W., Suite 900, Washington, DC 20006 and our telephone number is (202) 367-1047. The cost for this space is included in the $10,000 per-month fee Ranger Aviation II, LLC charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Ranger Aviation II, LLC. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii)                         , 2010 (24 months from the date of this prospectus), and (iii) the date on which we cease our corporate existence in accordance with our Amended and Restated Certificate of Incorporation. We believe, based on fees for similar services in the greater Washington, DC metropolitan area, that the fee charged by Ranger Aviation II, LLC is at least as favorable as we could have obtained from an unaffiliated person.

        We consider our current office space adequate for our current operations.

Employees

        We have three executive officers, one of whom is also a member of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

        We will not acquire an operating business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

        To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$98,325,000 of the net offering proceeds (including up to $3,000,000 of the deferred non-accountable expense allowance payable to Ferris, Baker Watts upon consummation of a business combination) will be deposited into a trust account at Lehman Brothers. maintained by Continental Stock Transfer & Trust Company.	$98,325,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $98,325,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Limitation on fair value or net assets of target business
	The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred non-accountable expense allowance and taxes payable) at the time of such transaction.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units shall commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units shall begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts informs us of its decision to allow earlier separate trading, provided, however, that in no event will Ferris, Baker Watts allow separate trading of the common stock and warrants until the business day after (i) we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the underwriters' over-allotment option has either expired or been exercised in full. Ferris, Baker Watts may decide to allow continued trading of the units following such separation.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for $9.83 per share (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $2,100,000 of interest income released to us to fund our working capital). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Interest will be payable to public stockholders redeeming in connection with a business combination pro rata, net of amounts previously released to us and taxes payable.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
A business combination must occur within 24 months after the date of this prospectus. If a business combination does not occur in such timeframe, we will liquidate and return the amounts in trust to our public stockholders.
If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to complete a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes on interest earned and (ii) funding working capital up to $2,100,000.
The proceeds held in the trust account, including all of the interest earned thereon (after taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See "Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies." In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.
Interest earned on funds in trust
	Up to $2,100,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying taxes on interest earned.	The interest earned on proceeds held in trust (after taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
James V. Kimsey	68	Chairman of the Board of Directors
Peter A. Kirsch	45	Chief Executive Officer and Director
Daniel E. Moore	54	Chief Financial Officer and Treasurer
Ronald W. Johnston	61	Senior Vice President of Corporate Development and Secretary
C. Richard Allen	53	Director
J. Patrick Campbell	58	Director
John S. Hendricks	55	Advisor

        James V. Kimsey, Chairman of our Board of Directors, is the Chairman of The Kimsey Foundation and is the founding Chief Executive Officer (1985 to 1995) and Chairman Emeritus (1996 to present) of America Online, Inc. ("AOL"), formerly Quantum Computer Services, the leading independent provider of interactive on-line services to consumers in the U.S. Mr. Kimsey served as Chairman of AOL from 1990 to 1997. In 1999, he was appointed Chairman of the Board of Refugees International and, in 2001, was appointed by GEN (Ret.) Colin Powell as the Chairman of the International Commission of Missing Persons in Bosnia. He is a founding Board Member for Capital One Financial Corporation (1995 to 2005), a member of the Board of Directors for Thayer Capital and a member of the Executive Committee for each of the Washington Opera and the National Symphony. Mr. Kimsey served with distinction as an officer in the U.S. Army upon graduation and commissioning from the U.S. Military Academy at West Point.

        Peter A. Kirsch, our Chief Executive Officer, is the Chief of Staff for James V. Kimsey ("Kimsey"), the Founding CEO and Chairman Emeritus of AOL. As Chief of Staff for Kimsey, he oversees all operations ranging from private investments, venture capital, diplomatic relations and international philanthropy as well as portfolio management of a wide range of investments and companies, including start-up technology companies, entertainment companies and government services companies, in the Washington DC region. Mr. Kirsch is an Advisor to the International Commission for Missing Persons for the U.S. Department of State. Prior to joining Kimsey in 2000, Mr. Kirsch was President of Platformix Inc., a Northern Virginia-based "start-up" providing web-based applications from 1999 to 2000. Prior to Platformix, he served on the staff of the American Society of Landscape Architects for 10 years from 1989 to 1990, four of which were as Chief Executive Officer. In addition to his work with Kimsey, he works with many for-profit and non-profit organizations and is a member of the Board of Advisors for America's Promise as well as Chairman of the Board of Greater DC Cares. He also serves on the Board of Directors for each Adeptron Technology Corporation (TSX:ATQ), VideoNext Network Solutions, XTone Networks and Longstreet Partners, LLC (Chairman of the Investment Committee). Mr. Kirsch is a graduate of Marquette University.

        Daniel E. Moore, our Chief Financial Officer and Treasurer, is the Managing Partner of Longstreet Partners, LLC ("Longstreet Partners"), a private investment banking and private equity firm focused on small to mid-sized technology and government services-based businesses, a position he has held since 2002. He is a member of the Board of Directors of each of VideoNext Network Solutions (2005 to present) and Digital Fusion Inc. (NASDAQ:DIGF) (2006 to present) and Xtone Networks (2006 to present). Prior to forming Longstreet Partners in 2002, he managed and served as Chief Operating Officer of PriceInteractive from 1998 to 2002. He also served as Chief Executive Officer and Chairman of SSE Telecom from 1997 to 1998 and served on its Board of Directors from 1989 to 1998. Mr. Moore is a certified public accountant and was awarded a Masters in Business Administration from the University of Pittsburgh and a Bachelor of Arts from Lafayette College.

        Ronald W. Johnston, our Senior Vice President of Corporate Development and Secretary, is a CFO Partner at Tatum, LLC, one the of nation's largest executive services firms providing strategic and operating leadership and consulting advisory services in finance and information technology. From 2004 to 2007, he served as Chief

Financial Officer and Treasurer of Grantham Education Corporation. From 2002 to 2004, he served as Chief Financial Officer of WorldSpace Corporation and was the Chief Financial Officer and a Board member of Semantix Corporation from 2001 to 2002. He also served as a principal and a Board member of Internet Enterprises, Inc., an incubator for internet-based start-up companies, from 1999 to 2001 and was the Chief Operations & Financial Officer and a Board member of Globalink, Inc. from 1995 to 1999. Mr. Johnston was awarded a Bachelor of Business Administration from California State University.

        C. Richard Allen, a Company Director and member of the Board of Directors' Audit Committee, is a media investment advisor and was the President and CEO of the Sporting News, the nation's oldest sports magazine as well as one of the largest sports radio networks and specialty books publishers in the U.S. and a leading web provider of sports information and fantasy games from 2003 to 2006. At the Sporting News he structured brand alliances with NASCAR, Fox Sports, Major League Baseball and Holiday Inn. From 1997 to 2002, he served as President and CEO of National Geographic Ventures where he was responsible for television, film, interactive products, e-commerce and other business sectors as well as global brand alliances with Fox and NBC. From 1995 to 1997, Mr. Allen served as Senior Vice President, Business Development for Discovery Communications, Inc., the parent company of The Discovery Channel and its affiliates. Prior to joining Discovery Communications, Inc., he served at the White House as then-President Bill Clinton's Deputy Assistant and was a member of the White House senior staff. During his tenure on the White House staff, President Clinton appointed him Chief of Staff for the White House Office of National Service. From 1984 to 1993, Mr. Allen served as Chief Executive Officer of Pacific Triangle Management Corp. and its 35 affiliates in the fields of fashion and luxury retail, real estate, consumer products and entertainment. After receiving his Juris Doctorate from the University of Chicago Law School, Mr. Allen practiced law at Buchalter, Nemer & Chrystie (1978 to 1980) and at Morgan, Lewis & Bockius (1980 to 1984). Mr. Allen was awarded a Bachelor of Arts from Dartmouth College graduating magna cum laude. He is also the co-author and editor of Collected Speeches of Robert Kennedy and a chapter author in A Practical Guide to Foreign Investment in the United States and serves on numerous civic and governmental advisory boards with an emphasis on education. He helped to create the first foundation designed to support a public school system and served as an advisor to the California Board of Education. As Deputy Assistant to President Clinton, Mr. Allen helped form AmeriCorps, the domestic Peace Corps that was instrumental to the growth of Teach for America and countless other education service organizations.

        J. Patrick Campbell, a Company Director and Chairman of the Board of Directors' Audit Committee, is President and Chief Operating Officer, Grantham Education Corporation. Prior to accepting a position with Grantham, in January 2006, Mr. Campbell acted as a consultant to financial institutions and a variety of corporate entities, in addition to serving as The Executive Chairman of the Board for Digital Focus. Mr. Campbell was posted to The American Stock Exchange as the acting Chief Operating Officer from January 2004 to March 2005, during a period of heightened regulatory oversight by the NASD and the Securities and Exchange Commission. Mr. Campbell also serves on the Boards of Rocky Brands (Audit Committee), Shearer Foods Corporation (Chairman, Audit Committee) and Grantham Education Corporation. Mr. Campbell retired as the President of The NASDAQ U.S. Markets in December 2001. From January 1997 to December 2001, he held various executive positions at The NASDAQ Stock Market including Chief Operating Officer for NASDAQ Inc. and Chairman of NASDAQ Investment Products. Prior to joining NASDAQ, Campbell completed a distinguished twenty-five year investment banking career as a Senior Executive Vice President for The Ohio Company from 1971 to 1996, and served as a member of their Board of Directors from 1991 to 1996. Mr. Campbell retired from the USAF Reserves in 1993 after twenty years of service as a Command Pilot.

        John S. Hendricks is an Advisor to our Board of Directors and is also the Founder and Chairman of Discovery Communications LLC (Discovery), the parent company of well-known cable and satellite television networks including The Discovery Channel, The Learning Channel, Animal Planet and The Science Channel.

        The term of office of directors, consisting of Messrs. Kimsey, Kirsch, Allen, and Campbell, will expire at our first annual meeting of stockholders.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise with public and private companies should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

        In order to protect the amounts held in the trust account, James V. Kimsey (Chairman) and John S. Hendricks (Advisor) have agreed to indemnify us for claims of creditors that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account.

Executive Compensation

        No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Ranger Aviation II, LLC a fee of $10,000 per month for providing us with office space and certain office and secretarial services. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Kimsey compensation in lieu of a salary. Additionally, we will hold the proceeds of this offering not being placed in the trust fund in an account at Wachovia Bank (the "Bank"). The Bank will be entitled to charge us customary fees for banking transactions. Other than the $10,000 per month administrative fee and any customary banking charges from the Bank, no compensation of any kind, including finders, consulting fees or other compensation will be paid to any of our existing officers, directors, special advisor, or stockholders, or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

        AMEX requires that a majority of our Board of Directors must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        At present, our Board of Directors consists of four directors, two of whom qualify as independent under the AMEX listing standards. The two independent directors are Messrs. Campbell and Allen. Messrs. Kimsey (Chairman) and Kirsch (Chief Executive Officer) are the remaining directors and do not qualify as independent. Mr. Kirsch is the Chief of Staff for Mr. Kimsey.

        Upon consummation of this offering, we will have a majority of independent directors on our Board of Directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of Mr. Campbell, as chairman, and Mr. Allen, each of whom is an independent director under AMEX's listing standards. The audit committee's duties, which are specified in our Audit Committee Charter (see Exhibit 99.1 to this prospectus), will include, but are not limited to:

  •
  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the Board of Directors whether the audited financial statements should be included in our Form 10-KSB;

  •
  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

  •
  discussing with management and the independent auditor the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

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  discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

  •
  reviewing disclosures made to the audit committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

  •
  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

  •
  reviewing and approving all related-party transactions;

  •
  inquiring and discussing with management our compliance with applicable laws and regulations;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor including the fees and terms of the services to be performed;

  •
  appointing or replacing the independent auditor;

  •
  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under AMEX listing standards. AMEX listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to AMEX that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The Board of Directors has determined that Mr. Campbell satisfies AMEX's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

James V. Kimsey Chairman of the Board

        Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the Board of Directors, which will consist of Mr. Campbell, as Chairman and Mr. Allen, each of whom is an independent director under AMEX's listing standards. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating and corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

  Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Charter (see Exhibit 99.2 to this prospectus), generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating and corporate governance committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board of Directors that arise from time to time. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics (see Exhibit 14.1 to this prospectus) applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

  •
  Our officers and directors may cause the redemption of our warrants, so long as certain conditions are satisfied, at a time that it may be disadvantageous for you to pay the warrant exercise price, while the private placement warrants owned by such executive officers and directors may be exercised without the payment of cash.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

  •
  Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, and certain of them and their designees are purchasing warrants in the private placement as to which they (as well as our existing stockholders) are waiving their redemption and liquidation rights, our Board of Directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

  •
  Management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management following the business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above mentioned conflicts will be resolved in our favor.

        Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. For a description of the other businesses to which our officers and directors currently owe fiduciary obligations as officers or directors, see the section entitled "Management—Directors and Executive Officers." To the extent they identify business opportunities with an operating business valued at less than $50,000,000 which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to accept such opportunities. Our officers and directors believe they do not have and will not have any conflicts of interest. To the extent our officers and directors identify business opportunities with an operating business valued at $50,000,000 or more, pursuant to the "right of first refusal" with respect to an acquisition of voting control of any company or business in the education industry (or, if we are unable to find a suitable business combination in the education industry, an appropriate business combination in any other industry), they must present those opportunities to us first for consideration

        Pursuant to this right of first refusal, each of our officers, directors and advisors has agreed to present any investment or purchase opportunity in a company meeting these criteria to a committee of our independent directors for our review and that they will not enter into any agreement to purchase or invest in such company until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering.

        As set forth herein, certain of our directors and officers are directors of companies, both public and private, which may perform business activities in the education industry similar to those which we may perform after consummating a business combination. In order to minimize potential conflicts of interest which may arise from these multiple entity affiliations, each of our officers and directors have agreed, until the earlier of a business combination, our dissolution and liquidation to our public stockholders of the trust account or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity having a value of $50,000,000 or more which may reasonably be required to be presented to us under Delaware law (as described above), subject to the "right of first refusal" described above. We have also adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. At the first meeting of the Board of Directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

        We will not pursue a business combination with any company that is an affiliate of our existing stockholders, executive officers or directors.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. In addition, all of our existing stockholders and the purchasers of our securities in the private placement, have agreed to waive their respective rights to participate in any liquidation of our trust account (except with respect to shares of our common stock acquired by them in connection with this offering or in the aftermarket) in connection with a dissolution occurring upon our failure to consummate a business combination.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of November 15,2007 and as adjusted to reflect the sale of our common stock include in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(5)	Before the Offering	After the Offering (3)(5)
James V. Kimsey, Chairman of the Board of Directors	817,500	32.7%	6.5%
Peter A. Kirsch, Chief Executive Officer and Director	312,500	12.5%	2.5%
Daniel E. Moore, Chief Financial Officer and Treasurer	200,000	8.0%	1.6%
Ronald W. Johnston, Senior Vice President of Corporate Development and Secretary	125,000	5.0%	1.0%
C. Richard Allen, Director	37,500	1.5%	*
J. Patrick Campbell, Director	37,500	1.5%	*
John S. Hendricks, Advisor (4)	612,500	24.5%	4.9%
Sherwood Investors LLC, Investor(6)	262,500	10.5%	2.1%
All directors and executive officers as a group (6 individuals)(7)	1,530,700	61.2%	12.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is 1700 Pennsylvania Avenue, N.W., Suite 900, Washington, DC 20006 and our telephone number is (202) 367-1047.

(2)
The percentage ownership before and after the offering for all executive officers and directors.

(3)
Assumes the sale of 10,000,000 units in this offering but not: (a) the exercise of the 10,000,000 warrants to purchase shares of our common stock included in such units, and (b) the exercise of the 3,125,000 warrants sold to our officers, directors and Advisory Board members as described herein.

(4)
John S. Hendricks is the 100% owner of Hendricks Investment Holdings, LLC and beneficially owns shares purchased by and for the account of Hendricks Investment Holdings, LLC.

(5)
In the event that the underwriter elects to exercise the over-allotment option, up to and additional 375,000 shares may be allocated by our Chairman, Mr. Kimsey.

(6)
Sherwood Irrevocable Trust owns all of the interest of Sherwood Investors LLC in the securities. Sherwood Irrevocable trust is for the benefit of Helen Hagerty and her children. The trustee of the trust is John H. Young, Esq.

(7)
Does not include 3,125,000 shares of common stock issuable upon exercise of private placement warrants that are not exercisable and will not become exercisable within 60 days. Our officers, directors, advisors and their affiliates will purchase the warrants prior to the effective date of this prospectus.

        If holders of 30% or more of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of the initial 2,500,000 shares of our common stock purchased, up to a maximum of 375,000 shares, so that the existing stockholders will collectively own no more than 20% (without regard to any purchase of units in this offering, any open market purchases or private purchases of units by certain directors and advisors directly from us, as set forth elsewhere herein) of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

        If we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

        Subject to the possible forfeiture of shares described above, all of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

  •
  one year following consummation of a business combination; or

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus or purchased in the private placement.

        The warrants to be purchased by our officers, directors and Advisory Board members in the private placement will contain restrictions prohibiting their transfer until the earlier of the 90th day following consummation of a business combination or our liquidation and will be held in escrow by Ferris, Baker Watts until such time.

        All of our directors will be deemed to be our "parents" and "promoters" as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In November 2007, we issued 2,500,000 shares of our common stock to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
James V. Kimsey	817,500	Chairman of the Board
Peter A. Kirsch	312,500	Chief Executive Officer and Director
Daniel E. Moore	200,000	Chief Financial Officer and Treasurer
Ronald W. Johnston	125,000	Senior Vice President of Corporate Development and Secretary
J. Patrick Campbell	37,500	Director
C. Richard Allen	37,500	Director
John S. Hendricks*	612,500	Advisor
Nancy Shuba-Merritt	15,000	Special Advisor
Stephanie S. Weir	15,000	Special Advisor
Brie Hytovitz	15,000	Special Advisor
James Keeratisakdawong	15,000	Special Advisor
Longstreet Partners, LLC	35,000	Investor
Sherwood Investors LLC	262,500	Investor

*
John S. Hendricks is the 100% owner of Hendricks Investment Holdings, LLC and beneficially owns shares purchased by and for the account of Hendricks Investment Holdings, LLC.

        In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

        The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year from the consummation of a business combination. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Our officers, directors and certain of our special advisors have committed, pursuant to written subscription agreements with us and Ferris, Baker Watts Incorporated, to purchase the 3,125,000 private placement warrants (for a total purchase price of $3,125,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private placement warrants will be delivered to Kalbian Hagerty, LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of private placement warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Kalbian Hagerty, LLP will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. Such individuals have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these private placement warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        In order to protect the amounts held in the trust account, James V. Kimsey (Chairman) and John S. Hendricks (Advisor) have agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of any right or claim to the amounts in trust account.

        As of the date of this prospectus, Mr. Kimsey and Hendricks Investment Holdings have loaned us a total of $300,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, AMEX registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable, with interest upon the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        Messrs. Kirsch and Moore each served on the Board of Directors for Xtone Networks (2006 to present) and VideoNext Network Solutions (2005 to present). Mr. Moore was also Acting CFO for Xtone Networks during this period.

        With the exception of Peter A. Kirsch, James V. Kimsey and Daniel E. Moore there are no employment or other contractual relationships among any of our officers, directors and advisors. Mr. Kirsch is Chief of Staff for Mr. Kimsey. Longstreet Partners, of which Mr. Moore is the Managing Member and Mr. Kirsch is Chairman of its Investment Committee, performs merger and acquisition advisory services and invests in private companies. We have no contractual relationship with Longstreet Partners. To date, Longstreet Partners has neither made investments in nor undertaken transactions in the education industry.

        We maintain executive offices at 1700 Pennsylvania Avenue, N.W., Suite 900, Washington, DC 20006 and our telephone number is (202)367-1047. The costs for this space is included in the $10,000 per month fee Ranger Aviation II, LLC charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Ranger Aviation II, LLC. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 24 months after the completion of this offering if no business combination has been consummated and (iii) the date on which we cease our corporate existence in accordance with our Amended and Restated Certificate of Incorporation. We believe, based on fees for similar services in the greater Washington, DC metropolitan area, that the fee charged by Mr. James V. Kimsey is at least as favorable as we could have obtained from an unaffiliated person.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        Our existing stockholders will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by 13 record holders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until the business day after (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the expiration of the underwriters over-allotment option or its exercise in full. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them including any shares acquired in this offering or in the after-market in accordance with the vote of the public stockholders owning a majority of the shares of our common stock cast at the meeting. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Our threshold for redemption has been established at 30% in order for our offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process.

        Our Board of Directors will serve for a term of two years. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If we are forced to liquidate our trust account, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, if any, not previously paid to us, after taxes, if any. The term public stockholders means the holders of common stock sold as part of the units in this offering or acquired in the open market, but excludes our officers and directors or their nominees or designees with respect to the shares owned by them prior to this offering since they have waived their redemption and right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

        Our existing stockholders have also agreed to waive their respective rights to participate in any liquidation of the trust account in connection with our dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders with respect to those shares of common stock acquired by them prior to this offering.

        Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their shares of common stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

        Due to the fact that we currently have 100,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the completion of a business combination; or

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  one year from the date of this prospectus.

        However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire on                        , 2013 at 5:00 p.m., Washington, DC time.

        The warrants may trade separately on the 90th trading day after the date of this prospectus, unless Ferris, Baker Watts determines that an earlier date is acceptable; provided, however, that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

        The warrants comprising part of the units (including any warrants issued to Ferris, Baker Watts as part of its unit purchase option) may be redeemed:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  at any time while the warrants are exercisable; and

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  upon not less than 30 days' prior written notice of redemption to each warrant holder; and if, and only if, the last closing sales price of our Common Stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

        We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock thereunder unless, at the time a holder seeks to exercise such warrant, a registration statement relating to common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and therefore are unable to deliver registered shares, holders of warrants will not be able to exercise their warrants, the market for the warrants may be limited, and the warrants may expire worthless. In no event will the holder of a warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

        Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Unit Purchase Option

        We have agreed to issue to Ferris, Baker Watts, as additional compensation, an option to purchase 300,000 units. The units are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and will not be eligible for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until one year from the date of consummation of a business combination, and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters' exercise their over-allotment option in full); and

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  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

  Registration Rights

        The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will make our best efforts to register the shares of our common stock with the SEC. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Our officers, directors and Advisory Board members have agreed to purchase 3,125,000 warrants from us at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering. We have granted the holders of such warrants demand and "piggy-back" registration rights with respect to the 3,125,000 warrants and shares of common stock underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration shall not become effective until our business combination has been completed. The demand registration may be exercised by the holders of a majority of such warrants. We will make our best efforts to register the shares of our common stock issuable upon exercise of the warrants with the SEC on an appropriate registration statement. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a "cashless" basis if held by the initial holder thereof or its permitted assigns.

Our Amended and Restated Certificate of Incorporation

        Our Amended and Restated Certificate of Incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

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  requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

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  prohibition against completing a business combination if 30% or more of our stockholders exercise their redemption rights in lieu of approving a business combination;

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  the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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  a requirement that in the event we do not consummate a business combination by                        , 2010 (24 months from the date of this prospectus), the company will dissolve, at which point our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

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  requirement that our management take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation in the event we do not consummate a business combination by                        , 2010 (24 months after the consummation of this offering); and

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  limitation on stockholders' rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights.

        Our Amended and Restated Certificate of Incorporation and the underwriting agreement we will enter into with Ferris, Baker Watts in connection with the consummation of this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the prior approval of 95% of the shares purchased in this offering. Additionally, our Board of Directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the Board of Directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our Amended and Restated Certificate of Incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions without the prior approval of 95% of the shares purchased in this offering.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        We assume, for purposes of this discussion, that holders of our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") will continue to hold those securities. We do not intend to, nor can we, address all aspects of U.S. federal taxation that may be relevant to a particular investor in light of the investor's individual investment or tax circumstances. This discussion does not address U.S. gift or estate tax laws (except to the limited extent set forth below); state, local or non-U.S. tax consequences and; special tax rules that may apply to certain investors, including but not limited to banks, insurance companies, financial institutions, broker-dealers, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the U.S.; or the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Furthermore, this discussion does not address the tax treatment of partnerships (including entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities..

        Our discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this discussion, the term "U.S. person" means a person that is, for U.S. federal income tax purposes (1) an individual citizen or resident of the U.S., (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than an entity treated as a partnership or as a pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

        This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any U.S. federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General Information

        In general, for U.S. federal income tax purposes, there is no authority addressing the treatment of securities with terms substantially the same as the units. Treatment of securities comprising units is unclear. We believe each unit should be treated for U. S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each unit-holder must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        Our characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. We urge prospective investors to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

        In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

        If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

        With respect to non-U.S. holders of our securities, for purposes of this discussion, a "non-U.S. holder" is a beneficial owner (other than a partnership) that is not a U.S. holder. A "non-U.S. holder" does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and is not otherwise a resident of the U.S. for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

Tax Consequences of an Investment in our Common Stock

        If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder that constitute "qualified dividend income" generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

        There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder that constitute "qualified dividend income" generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether conversion rights with respect to the common stock may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury

Dividends and Distributions

        As discussed under "Dividend Policy" above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

        For non-U.S. holders of our securities, as discussed under "Dividend Policy" above, we will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in "U.S. Holders—Constructive Dividends on Warrants" above), those dividends will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

        Dividends we pay to non-U.S. holders of our securities that are effectively connected with your conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, only if such dividends are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the disposed of common stock exceeds one year. There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder's adjusted tax basis in the share of common stock. A U.S. holder's adjusted tax basis in the common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

        Any gain realized by a non-U.S. holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than 5% of our common stock.

        Net gain realized by a non-U.S. holder described in clause (1) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (1)of the preceding sentence may also be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (2)of such sentence will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        Any gain realized by a non-U.S. holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than 5% of our common stock.

        Net gain realized by a non-U.S. holder described in clause (1) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (1) of the preceding sentence may also be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (2) of such sentence will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

Sale or Other Disposition of Securities

        You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless the gain is effectively connected with your conduct of a trade or business within the U.S. (and, under certain income tax treaties, only if such gain is attributable to a U.S. permanent establishment you maintain); or we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes and (assuming our stock is "regularly traded" within the meaning of the applicable Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of such sale or disposition or (ii) you sell or dispose of warrants, our warrants are also "regularly traded" and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition. Gain that is effectively connected with your conduct of a trade or business within the U.S. generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

Conversion of Common Stock

        In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in us, or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion.

        There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "Dividends and Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining common stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other common stock constructively owned by it. Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in this regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

        Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder's tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder's initial investment in the warrant (i.e., the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "General") and the exercise price (i.e., initially, $7.50 per share of our common stock). The holder's holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), or redemption of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (2) the U.S. holder's tax basis in the warrant (that is, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "General"). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. holder will be required to recognize a taxable loss in an amount equal to the U.S. holder's tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities. The United States federal income tax treatment of a non-U.S. holder's gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder's gains recognized on a taxable disposition of our common stock, as described under "Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Estate Tax

        Individual non-U.S. holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Back-up Withholding

        Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

        Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (1) a U.S. person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a controlled foreign corporation as defined in the Code, or (4) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Ferris, Baker Watts	10,000,000
Total

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission's website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $0.70 per unit.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring one or more operating businesses at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

        The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$10.00	100,000,000	115,000,000
Discount (1)	$0.40	4,000,000	4,600,000
Deferred discount (2)	$0.30	3,000,000	3,450,000
Proceeds before expenses (3)	$9.30	$93,000,000	$106,950,000

(1)
Based upon the underwriters' discount of 4% per unit. Does not include an additional 3% of the gross proceeds from the sale of the units in this offering paid to Ferris, Baker Watts only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed for cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)
The underwriters have agreed to forfeit their deferred non-accountable expense allowance with respect to those units as to which the underlying shares are redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.

(3)
The offering expenses through closing are estimated at $630,000.

        The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.40 per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $0.30 per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however, upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

        We have agreed to sell to the representative, for $100, an option to purchase up to a total of 300,000 units.

        The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at a price of $12.50 per unit (125% of the price of the units sold in this offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 300,000 units, the 300,000 shares of common stock and the 300,000 warrants underlying such units, and the 300,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Ferris, Baker Watts will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

        Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and "piggy back" registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will make our best efforts to register the shares of our common stock issuable upon exercise of the options with the SEC. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation.

        However, the option exercise price or underlying units will not be adjusted for issuances of shares of common stock at a price below the option exercise price.

        We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $9.38, using an expected life of five years, volatility of 9.35%, and a risk-free interest rate of 4.04%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

        Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange. If any of these transactions are commenced, they may be discontinued without notice at any time.

        The distribution of our securities will end upon the underwriters' cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

        In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

        For a period of no less than two years after the date of the prospectus, we have granted Ferris, Baker Watts the right to have an observer present at all meetings of our Board of Directors until we consummate a business combination. The observer shall be entitled to attend meetings of the Board of Directors, receive all notices and other correspondence and communications sent by us to members of our Board of Directors, but will not have voting rights. In addition, such observer shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings. Ferris, Baker Watts has not named its observer as of the date of this prospectus.

        Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future we may pay the underwriters a finder's fee or advisory fee for services that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Kalbian Hagerty LLP, Washington, DC. Gersten Savage LLP, New York, NY, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Grant Thornton LLP are included in reliance upon their report given upon the authority of Grant Thornton LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Education Media, Inc.
(a corporation in the development stage)
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Education Media, Inc.

        We have audited the accompanying balance sheet of Education Media, Inc. (a corporation in the development stage) (the "Company") as of November 16, 2007, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from October 3, 2007 (date of inception) to November 16, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Education Media, Inc. (a corporation in the development stage) as of November 16, 2007, and the results of its operations and its cash flows for the period from October 3, 2007 (date of inception) to November 16, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Baltimore, Maryland
November 27, 2007

Education Media, Inc.
(a corporation in the development stage)
BALANCE SHEET

November 16, 2007

ASSETS
Current assets, cash	$228,499
Other assets, deferred offering costs (Note 5)	232,037

Total assets	$460,536

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accrued expenses	$1,584
Accrued offering costs	182,037
Notes payable to initial stockholders (Note 6)	300,000

Total current liabilities	$483,621

Commitments and contingencies (Note 7)
Stockholders' equity (deficiency):
Preferred stock, $.0001 par value; 1,000,000 shares authorized, none issued	—
Common stock, $.0001 par value; 100,000,000 shares authorized, 2,500,000 shares issued and outstanding	250
Additional paid-in capital	24,750
Common stock subscription receivable	(25,000)
Deficit accumulated during the development stage	(23,085)

Total stockholders' equity (deficiency)	(23,085)

Total Liabilities and stockholders equity (deficiency)	$460,536

See accompanying Notes to Financial Statements

Education Media, Inc.
(a corporation in the development stage)
STATEMENT OF OPERATIONS

For the period from October 3, 2007
(date of inception)
to November 16, 2007

Formation and other costs	$(21,501)
Interest expense	1,584

Net loss	$(23,085)

Net loss per common share, basic and diluted	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	2,500,000

See accompanying Notes to Financial Statements

Education Media, Inc.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS

For the period October 3, 2007
(date of inception)
to November 16, 2007

Cash flows from operating activities:
Net loss	$(23,085)
Adjustments to reconcile net loss to net cash used in net operating activities:
Interest payable to initial stockholders	1,584

Net cash (used in) operating activities	(21,501)

Cash flows from financing activities:
Payment of offering costs	(50,000)
Proceeds from notes payable to initial stockholders	300,000

Net cash provided by financing activities	250,000

Net increase in cash	228,499
Cash at the beginning of period	0

Cash at the end of period	$228,499

Supplemental disclosure of non-cash transactions:
Accrual of costs of proposed offering	$182,037
Stock exchanged for receiveable	25,000

See accompanying Notes to Financial Statements

Education Media, Inc.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

For the period October 3, 2007
(inception) to November 16, 2007

	Common Stock	Preferred Stock	Amount	Additional paid-in capital	Receivable for Common Stock Subscription	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficiency)
Issuance of common stock to initial stockholders on November 16, 2007 at $.01 per share	2,500,000	0	$250	$24,750	$(25,000)	$—	$—

Net loss incurred in the development stage	—	—	—	—	—	(23,085)	(23,085)

Balance at November 16, 2007	2,500,000	0	$250	$24,750	$(25,000)	$(23,085)	$(23,085)

See accompanying Notes to Financial Statements

Education Media, Inc.
(a corporation in the development stage)
Notes to Financial Statements

1.     Organization and Business Operations

        Education Media, Inc. (the "Company") was incorporated in Delaware on October 3, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the education or education-related industries.

        At November 16, 2007, the Company had not yet commenced any operations. All activity through November 16, 2007 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 11,500,000 units ("Units") which is discussed in Note 4 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the education or education-related industries ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $9.83 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company's Chairman of the Board and an advisor to the Company have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,100,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

        The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two

Education Media, Inc.
(a corporation in the development stage)
Notes to Financial Statements—(Continued)

business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 30% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 4).

2.     Summary of Significant Accounting Policies

        Loss Per Share—Loss per share is computed by dividing net loss applicable to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Basic income per common share excludes dilution and is computed by dividing loss available to common stockholders by the weighted-average common shares outstanding for the period. The Company has not computed diluted loss per share since the impact of any common share equivalents would be antidilutive.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        The Company's deferred tax assets are comprised primarily of net operating losses accumulated during the development stage, which will expire in 2027. Based on the Company's limited history and management's expectation regarding future profitability, management believes the realization of the Company's deferred tax assets do not meet the "more likely than not" criteria under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Accordingly, a valuation allowance has been established.

        Recently Issued Accounting Pronouncements—In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company does not believe that SFAS No. 157 would have a material effect on the accompanying financial statements.

        In February 2007, FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" including an amendment of FASB Statement 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after

Education Media, Inc.
(a corporation in the development stage)
Notes to Financial Statements—(Continued)

        November 15, 2007 with early adoption permitted. The company is assessing SFAS No. 159 and has not yet determined the impact that the adoption of SFAS No. 159 will have on its results of operations or financial position.

        In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (October 3, 2007). The adoption of FIN 48 had no effect on our financial position or results of operations as there were no uncertain tax liabilities recorded. Any interest and penalties on unrecognized tax liabilities will be charged to income tax expense.

3.     Initial Stockholders' Share Purchases

        As of November 16, 2007, the Company has a subscription receivable which corresponds to the initial stockholders' purchases of 2,500,000 shares of common stock at a purchase price of $0.01 per share. This receivable has been reflected in the Stockholders' Deficiency section of the Balance Sheet at November 16, 2007.

4.     Proposed Offering

        The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 1,500,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The Company will pay the underwriters in the Proposed Offering an underwriting discount of 4% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 3% of the gross proceeds (not including the green shoe). However, the underwriters have agreed the 3% representing the non-accountable expense allowance will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination.

5.     Deferred Offering Costs

        Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders' deficiency upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

Education Media, Inc.
(a corporation in the development stage)
Notes to Financial Statements—(Continued)

6.     Notes Payable, Initial Stockholders

        The Company issued unsecured promissory notes in an aggregate principal amount of $300,000 to two of the Initial Stockholders on October 4, 2007 and November 16, 2007. The notes bear interest at a rate of 4.9% per annum and are payable on the earlier of October 4, 2008 and November 16, 2008 respectively or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

7.     Commitments and Related Party Transactions

        The Company presently occupies office space provided by Ranger Aviation II, LLC, an affiliate of one of the Initial Stockholders. Mr. James V. Kimsey, the Chairman of our Board of Directors and a stockholder of the Company, is the sole member of Ranger Aviation II, LLC. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering, with no costs being paid until such effective date.

        Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Company's officers, directors and certain special advisors have committed to purchase a total of 3,125,000 Warrants ("Private Placement Warrants") at $1.00 per Warrant (for an aggregate purchase price of $3,125,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants may be exercisable on a "cashless basis," at the holders' option, so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

        The Initial Stockholders and the holders of the Private Placement Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Private Placement Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Placement Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Private Placement Warrants (or underlying securities) have certain "piggy-back" registration rights on registration statements filed after the Company's consummation of a Business Combination.

        The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 4 above.

8.     Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

        Until [                        ], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Prospectus Summary	1
The Offering	6
Summary Financial Data	15
Risk Factors	16
Cautionary Note Regarding Forward-Looking Statements	34
Use of Proceeds	35
Dividend Policy	38
Dilution	39
Capitalization	41
Management's Discussion and Analysis of Financial Condition and Results of Operations	42
Proposed Business	46
Management	59
Principal Stockholders	65
Certain Relationships and Related Transactions	67
Description of Securities	69
Material U.S. Federal Income and Estate Tax Consequences	75
Underwriting	81
Legal Matters	85
Experts	85
Where You Can Find Additional Information	85
Index to Financial Statements	F-1

$100,000,000

EDUCATION MEDIA, INC.

10,000,000 Units

PROSPECTUS

Ferris, Baker Watts
Incorporated

                        , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee (1)	$1,000.00
SEC Registration Fee	$6,362.00
AMEX filing fee	$70,000.00
FINRA filing fee	$25,000.00
Accounting fees and expenses	$40,000.00
Printing and engraving expenses	$70,000.00
Legal fees and expenses	$400,000.00
Miscellaneous (2)	$17,638.00
Total	$630,000.00

(1)
In addition to the $1,000 initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant's common stock, approximately $2,400 for acting as warrant agent for the registrant's warrants and approximately $1,800 for acting as escrow agent.

(2)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'

  fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        Section 8.2 of Article VIII of our Amended and Restated Certificate of Incorporation provides:

        "(a) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "Covered Person"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

        (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
James V. Kimsey	817,500
Peter A. Kirsch	312,500
Daniel E. Moore	200,000
Ronald W. Johnston	125,000
C. Richard Allen	37,500
J. Patrick Campbell	37,500
John S. Hendricks*	612,500
Nancy Shuba-Merritt	15,000
Stephanie S. Weir	15,000
Brie Hytovitz	15,000
James Keeratisakdawong	15,000
Longstreet Partners, LLC	35,000
Sherwood Investors LLC	262,500

*
John S. Hendricks is the 100% owner of Hendricks Investment Holdings, LLC and beneficially owns shares purchased by and for the account of Hendricks Investment Holdings, LLC.

        Such shares were issued on November16, 2007 in connection with our organization pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

        The following table reflects the current ownership of our outstanding securities:

James V. Kimsey	Chairman of the Board of Directors	817,500
Peter A. Kirsch	Chief Executive Officer and Director	312,500
Daniel E. Moore	Chief Financial Officer and Treasurer	200,000
Ronald W. Johnston	Senior Vice President of Corporate Development and Secretary	125,000
C. Richard Allen, Director	Director	37,500
J. Patrick Campbell	Director	37,500
John S. Hendricks, Advisor*	Advisor	612,500
Nancy Shuba-Merritt	Special Advisor	15,000
Stephanie S. Weir	Special Advisor	15,000
Brie Hytovitz	Special Advisor	15,000
James Keeratisakdawong	Special Advisor	15,000
Longstreet Partners, LLC	Investor	35,000
Sherwood Investors LLC	Investor	262,500

*
John S. Hendricks is the 100% owner of Hendricks Investment Holdings, LLC and beneficially owns shares purchased by and for the account of Hendricks Investment Holdings, LLC.

        Our officers, directors and Advisory Board members have agreed to purchase an aggregate of 3,125,000 warrants from us at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering in a transaction pursuant to, and in accordance with, Regulation D under the Securities Act of 1933, as amended. The obligations to purchase the warrants undertaken by certain directors and advisors were made pursuant to Subscription Agreements, dated as of November 16, 2007 (the form of which was filed as Exhibit 10.9 to the Registration Statement on Form S-1). Such obligations were made prior to the filing of the Registration Statement, and were undertaken by the certain directors and advisors. Consequently, it is a separate private placement that is not integrated with our public offering. We have granted the holders of such warrants demand and "piggy-back" registration rights with respect to the 3,125,000 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such warrants. We will make our best efforts to register the shares of our common stock and the shares issuable upon exercise of the warrants with the SEC. We will bear the expenses incurred in connection with the filing of any such registration statements. No underwriting discounts or commissions were paid with respect to such sales.

        In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Form of By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Option Purchase Agreement.
5.1	Form of Opinion of Kalbian Hagerty LLP.
10.1	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and James V. Kimsey.
10.2	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and John S. Hendricks and Hendricks Investment Holdings.
10.3	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and each officer and director.
10.4	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and certain stockholders.
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.6	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.7	Promissory Note in the amount of $100,000 dated October 4, 2007 issued in favor of James V. Kimsey.
10.8	Promissory Note in the amount of $100,000 dated October 4, 2007 issued in favor of Hendricks Investment Holdings, LLC.
10.9	Promissory Note in the amount of $50,000 dated November 16, 2007 issued in favor of James V. Kimsey.
10.10	Promissory Note in the amount of $50,000 dated November 16, 2007 issued in favor of Hendricks Investment Holdings, LLC.
10.11.1	Subscription Agreement between the Registrant and James V. Kimsey.
10.11.2	Subscription Agreement between the Registrant and Hendricks Investment Holdings, LLC.
10.11.3	Subscription Agreement between the Registrant and Peter A. Kirsch.
10.11.4	Subscription Agreement between the Registrant and Daniel E. Moore.

10.11.5	Subscription Agreement between the Registrant and Ronald W. Johnston.
10.11.6	Subscription Agreement between the Registrant and C. Richard Allen.
10.11.7	Subscription Agreement between the Registrant and J. Patrick Campbell.
10.11.8	Subscription Agreement between the Registrant and Sherwood Investors LLC.
10.12	Form of Private Placement Warrant Purchase Agreement between the Registrant and Certain Shareholders.
10.13	Form of Registration Rights Agreement among the Registrant and each of James V. Kimsey, Peter A. Kirsch, Daniel E. Moore, Ronald W. Johnston, C. Richard Allen, John S. Hendricks, J. Patrick Campbell and Sherwood Investors LLC.
10.14	Form of Letter Agreement between Ranger Aviation II, LLC and the Registrant.
10.15	Form of Right of First Refusal Agreement by and among the Registrant and each of Hendricks Investment Holdings, LLC, and James V. Kimsey, Peter A. Kirsch, Daniel E. Moore and Ronald W. Johnston.
14.1	Form of Code of Business Conduct and Ethics.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Kalbian Hagerty LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating and Corporate Governance Committee Charter.
99.3	Form of Insider Trading Policy.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

      i.
      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (4)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.
      Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii.
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (5)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes that:

    (1)
    For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on the 21st day of November 2007.

EDUCATION MEDIA, INC.
By:	/s/ PETER A. KIRSCH
Name: Peter A. Kirsch
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Peter A. Kirsch, in his individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ JAMES V. KIMSEY James V. Kimsey	Chairman of the Board	November 21, 2007
/s/ PETER A. KIRSCH Peter A. Kirsch	Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2007
/s/ DANIEL E. MOORE Daniel E. Moore	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 21, 2007
/s/ RONALD W. JOHNSTON Ronald W. Johnston	Senior Vice President of Corporate Development and Secretary	November 21, 2007
/s/ C. RICHARD ALLEN C. Richard Allen	Director	November 21, 2007
/s/ J. PATRICK CAMPBELL J. Patrick Campbell	Director	November 21, 2007

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Form of By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Option Purchase Agreement.
5.1	Form of Opinion of Kalbian Hagerty LLP.
10.1	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and James V. Kimsey.
10.2	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and John S. Hendricks and Hendricks Investment Holdings.
10.3	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and each officer and director.
10.4	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and certain stockholders.
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.6	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.7	Promissory Note in the amount of $100,000 dated October 4, 2007 issued in favor of James V. Kimsey.
10.8	Promissory Note in the amount of $100,000 dated October 4, 2007 issued in favor of Hendricks Investment Holdings, LLC.
10.9	Promissory Note in the amount of $50,000 dated November 16, 2007 issued in favor of James V. Kimsey.
10.10	Promissory Note in the amount of $50,000 dated November 16, 2007 issued in favor of Hendricks Investment Holdings, LLC.
10.11.1	Subscription Agreement between the Registrant and James V. Kimsey.
10.11.2	Subscription Agreement between the Registrant and Hendricks Investment Holdings, LLC.
10.11.3	Subscription Agreement between the Registrant and Peter A. Kirsch.
10.11.4	Subscription Agreement between the Registrant and Daniel E. Moore.
10.11.5	Subscription Agreement between the Registrant and Ronald W. Johnston.
10.11.6	Subscription Agreement between the Registrant and C. Richard Allen.
10.11.7	Subscription Agreement between the Registrant and J. Patrick Campbell.
10.11.8	Subscription Agreement between the Registrant and Sherwood Investors LLC.
10.12	Form of Private Placement Warrant Purchase Agreement between the Registrant and Certain Shareholders.
10.13	Form of Registration Rights Agreement among the Registrant and each of James V. Kimsey, Peter A. Kirsch, Daniel E. Moore, Ronald W. Johnston, C. Richard Allen, John S. Hendricks, J. Patrick Campbell and Sherwood Investors LLC.
10.14	Form of Letter Agreement between Ranger Aviation II, LLC and the Registrant.
10.15	Form of Right of First Refusal Agreement by and among the Registrant and each of Hendricks Investment Holdings, LLC, and James V. Kimsey, Peter A. Kirsch, Daniel E. Moore and Ronald W. Johnston.
14.1	Form of Code of Business Conduct and Ethics.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Kalbian Hagerty LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating and Corporate Governance Committee Charter.
99.3	Form of Insider Trading Policy.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
The Offering
SUMMARY FINANCIAL DATA
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Education Media, Inc. (a corporation in the development stage) INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Education Media, Inc. (a corporation in the development stage) BALANCE SHEET November 16, 2007
Education Media, Inc. (a corporation in the development stage) STATEMENT OF OPERATIONS For the period from October 3, 2007 (date of inception) to November 16, 2007
Education Media, Inc. (a corporation in the development stage) STATEMENT OF CASH FLOWS For the period October 3, 2007 (date of inception) to November 16, 2007
Education Media, Inc. (a corporation in the development stage) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) For the period October 3, 2007 (inception) to November 16, 2007
Education Media, Inc. (a corporation in the development stage) Notes to Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 17. Undertakings.
SIGNATURE
POWER OF ATTORNEY
Exhibit Index